The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction, where such offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-282747
SUBJECT TO COMPLETION DATED        , 2024
Prospectus Supplement to Prospectus dated October 21, 2024
10,000,000 Shares of Common Stock
Abacus Life, Inc. (“Abacus,” “we,” “our,” “us” and the “Company) is offering 10,000,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). You should read this prospectus supplement and any other prospectus supplement or amendment carefully before you invest in our securities.
The Common Stock is listed on the Nasdaq Capital Market® (“Nasdaq”) under the symbol “ABL.” The last reported sale price of our Common Stock on          , 2024, was $          .
Investing in our shares of Common Stock involves risks. See “Risk Factors” beginning on page  S-9  of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price
Underwriting discounts and commissions(1)
Proceeds, before expenses to us
__________________
(1)See the section titled “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,500,000 shares of our Common Stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $     , and the total proceeds to us, before expenses, will be $     . The underwriters expect to deliver the shares on or about          , 2024.

Piper Sandler	TD Securities	KKR Capital Markets	B. Riley Securities	SOCIETE GENERALE

Northland Capital Markets
         , 2024

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC on Form S-3 and relate to an offering by the Company of Common Stock. Before purchasing any of the Common Stock that the Company are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference under the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering of Common Stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer to sell the shares of Common Stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and accompanying prospectus do not constitute an offer of, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any securities, and this prospectus supplement may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and accompanying prospectus incorporate by reference market data and certain other statistical information that are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. Some data is also based on our good-faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any third-party publications or our good-faith estimates.

When we refer to “Abacus,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Abacus Life, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the Common Stock. When we refer to “Common Stock,” we mean our Class A common stock, par value $0.0001.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included in this prospectus supplement and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus and the other documents to which we refer before you decide to invest. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the section titled “Risk Factors” on page S-9 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Mission
The Company’s mission is to educate all life insurance policy owners that their life insurance policy is personal property and to educate investors about alternatives to traditional investments using lifespan-based products as a core strategy.
Abacus is a leading vertically integrated alternative asset manager and market maker, specializing in longevity and actuarial technology. The Company is democratizing the life insurance space through groundbreaking new channels: ABL Tech, ABL Wealth, and ABL Longevity Growth and Income Funds. ABL Wealth was founded by the Company in 2022 to design and build longevity-linked investment products to be offered through the ABL Longevity Growth and Income Funds which are currently in their development stage. ABL Tech leverages proprietary technology to expand the Company’s offerings. Founded in 2022, ABL Tech aggregates and records mortality occurrences in the United States. With this information, the Company can advise and help governments, pensions, unions and asset trackers on ways to efficiently manage their portfolios. Currently, ABL Tech is a small part of our business, providing mortality tracking services to over twenty of the Company’s clients and generating approximately $66,000 in revenue per year. ABL Tech does not play a material role in the Company’s business and operations, and we currently do not have any material commitments for capital expenditures related to ABL Tech.
Traditionally, life insurance policies are owned by individuals to insure their lives. Consistent with our mission, we educate policyholders regarding the potential to sell their policies to investors, often at a significant premium to the current cash surrender value. As an alternative asset manager since 2004, we purchase life insurance policies from consumers seeking liquidity and actively manage these policies over time via trading, holding and/or servicing. To date, we have purchased over $5 billion in face value of policies and have helped thousands of clients maximize the value of their life insurance.
Over the past 20 years, the Company has built an institutionalized origination and portfolio management process that is supported by a 100+ person team, long-term relationships with over 70 institutional partners and approximately 30,000 financial advisors, and the ability to operate in 49 states. The Company complies with applicable privacy laws to maintain and protect the confidentiality of financial, health and medical information. Abacus is also proud to be a Better Business Bureau Accredited Business with an A+ rating.
As one of the leading buyers of life insurance policies in the United States for the last 20 years, we sit at the heart of the life settlements industry. We leverage our strong market position, highly efficient origination platform and proprietary technology to drive our revenue and profitability. This is evidenced by our performance in the second quarter of 2024, in which we recorded $33.6 million in adjusted net income for the last twelve months. The Company and its executive team have deep experience in the life settlement industry. Using this experience, the Company has established policies and guidelines with respect to its purchase of universal life, whole life and convertible term life insurance policies. These guidelines focus on the age and health of the insured, whether the insured is a man or a woman, the duration of the underlying life insurance policy, the expected mortality risk and face value of the underlying life insurance policy, the projected internal rate of return of the investment in the underlying life insurance policy after taking into account the cost of making continued premium payments, and the ultimate amount and timing of the death benefit of the underlying life insurance policy. The Company excludes making investments in life insurance policies based on certain types of the primary health impairment associated with the underlying insured to ensure that all policies are purchased in accordance with established industry standards and state law requirements. The Company’s guidelines are designed to allow the Company to target the life insurance policies that it believes have the most upside potential to generate attractive risk-adjusted returns to the Company through either its hold or trade portfolio. Currently, the Company principally invests in non-variable universal life insurance policies and retains the discretion to invest in whole life or convertible term life insurance policies.
Underwriting
Abacus’ origination guidelines focus on the age, gender and health of the insured, the duration, mortality risk and face value of the underlying life insurance policy, the projected internal rate of return of the investment in the underlying life insurance policy after taking into account the cost of making continued premium payments, and the ultimate amount and timing of the death benefit. These guidelines are designed to allow the Company to target the life insurance policies that it believes will generate attractive risk-adjusted returns. The Company invests primarily in non-variable universal life insurance policies.
Origination
Our proven policy origination process first locates policies and screens them for eligibility for a life settlement. This process includes verifying that the policy is in force, obtaining consents and disclosures and submitting cases for life expectancy estimates, which is a process known as origination services.
We generate fees on the policies we originate, which we source from three channels: (i) a large and growing network of financial advisors and agents, (ii) an ongoing direct-to-consumer marketing campaign and (iii) a number of traditional life settlements intermediaries that submit policies to us on behalf of a financial advisor, agent or other client.
Portfolio Management
Once identified, we utilize our proprietary “heat-map” technology platform to determine the initial risk and viability of policies. Thereafter, a purchased policy is “actively managed,” whereby we consistently monitor the policy risk to optimize revenue by choosing to either (x) trade the policy to a third-party institutional investor (i.e., receive a trade spread) or (y) hold the policy over time (i.e., pay premiums and receive payout). Additionally, we service policies on behalf of third parties for which we receive fee-based revenue based on a percentage of policy value. Our multi-faceted and dynamic revenue model is made possible by the fact that we sit at the heart of the entire life settlements industry.
Our revenue generation platform and economic model is best summarized below:
•Origination (fees paid as a percentage of face value of acquired policies)
•Active Management (realized spreads for traded policies and unrealized returns for held policies)
•Portfolio Servicing (fees paid as a percentage of total asset value)
We are currently a leader in the life settlements industry. The Company has approximately a 26% market share based on our 2023 capital invested/total industry capital invested and data compiled in a 2024 report by The Deal and Life Settlements Report, a U.S. life settlements industry news source. Data for the report was aggregated from each state based on 2023 annual reporting. We have a proven track record of growth and strong asset returns. Furthermore, we are currently operational in 49 states, which is a key differentiator in an industry with high barriers to entry given the significant regulatory requirements. Our business is supported by in excess of 125 employees and an innovative leadership team, with an average of over 20 years of experience in the industry.
Our outstanding operations and execution team are led by a seasoned management team. Jay Jackson (our CEO) has worked in the investment industry for over 25 years (including at a family office, major investment firms and alternative asset managers) and pioneered the origination process and trading platform for our firm. William McCauley (our CFO) has over 20 years of experience and has held Senior Finance positions for some of the largest insurance carriers (including Transamerica, MassMutual and John Hancock). In addition, we have three Managing Partners (Todd “Sean” McNealy, Kevin “Scott” Kirby and Matthew Ganovsky) who co-founded Abacus in 2004 and helped build the institutional and broker market for the entire industry. In summary, our leaders are innovators who have directly contributed to the development of the broader life settlements industry.
The Company, a Delaware corporation, was formed in 2020. We operate through our two principal subsidiaries, Abacus Settlements, LLC, which was formed as a New York limited liability company in 2004 (“Abacus Settlements”), and Longevity Market Assets, LLC, which was formed in 2017 as a Florida limited liability company (“LMA”). In 2016, Abacus Settlements became licensed in Florida as a life settlement broker and converted into a Florida limited liability company. Prior to the Business Combination, Abacus Settlements and LMA converted into Delaware limited liability companies. We are not an insurance company, are not licensed or regulated as an insurance company and therefore do not underwrite insurable risks for our own account.
Recent Developments
On August 7, 2024, the Company entered into an agreement (the “FCF Agreement”) to acquire FCF Advisors (“FCF”), a New York-based asset manager and index provider specializing in free cash flow-focused investment strategies with over $650 million in assets under management (such acquisition, the “FCF Acquisition”). The acquisition is expected to close in the fourth quarter of 2024, subject to satisfactory customary closing conditions. The acquisition is not considered “significant” for purposes of the SEC’s financial statement presentation rules.
On July 18, 2024, the Company entered into an agreement (the “Share Purchase Agreement”) to acquire Carlisle Management S.C.A. ("CMC") and Carlisle Investment Group S.A.R.L. ("CIG", and collectively with CMC, "Carlisle"), a Luxembourg-based investment manager in the life settlement space with approximately $2.0 billion in assets under management (such acquisition, the “Carlisle Acquisition”). As consideration for the acquisition, the Company will deliver $73.5 million in par value of its bonds and 9.3 million shares of the Company’s common stock, subject to closing adjustments and certain performance thresholds. The acquisition is expected to be completed in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including regulatory approvals.
The acquisition is considered "significant" for purposes of the SEC’s financial statement presentation rules, and certain financial information relating to CMC is presented in the accompanying prospectus. The Company does not present separate audited financial statements for CIG because CIG operates solely as the general partner of CMC, receiving cash distributions from CMC and distributing that cash to the owners of CIG; CIG's sole revenue would be eliminated if its financial statements were to be consolidated with CMC. In addition, after the completion of the transaction, the Company intends to dissolve CIG or otherwise combine it with CMC, so that CIG’s operations will not continue and there will be no continuity of CIG’s operations that took place before acquisition; the Company therefore does not consider CIG to be a business for purposes of the SEC’s financial statement presentation rules.
Summary of Historical Financial Data for Abacus Life, Inc.
The following table summarizes our consolidated financial and operating data for the periods and as of the dates indicated. The summary of historical statements of income data of the Company for the fiscal years ended December 31, 2023 and December 31, 2022 and the historical balance sheet data as of December 31, 2023 and December 31, 2022 are derived from Abacus’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary of historical statements of income data of the Company for the nine months ended September 30, 2024 and September 30, 2023 and the historical balance sheet data as of September 30, 2024 are derived from the Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Quarterly Report”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In our opinion, the unaudited interim financial statements have been prepared on a basis consistent with our audited financial statements and contain all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of such interim financial statements. Our historical results are not necessarily indicative of the results to be expected in the future and our operating results for the nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024 or any other interim periods or any future year or period. You should read the following information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report and Quarterly Report and our consolidated financial statements, the accompanying notes and other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of and for the nine months ended September 30, 2024	As of and for the nine months ended September 30, 2023	As of and for the year ended December 31, 2023	As of and for the year ended December 31, 2022
Statement of Income Data:
Total revenues	$78,711,777	$42,705,904	$66,401,451	$44,713,552
Total cost of revenues	7,652,412	4,827,907	6,490,377	5,884,669
Gross profit	71,059,365	37,877,997	59,911,074	38,828,883
Operating Expenses
Sales and marketing	6,651,942	3,116,999	4,905,747	2,596,140
General and administrative (including stock-based compensation)	41,396,346	11,113,382	26,482,571	1,426,865
Loss on change in fair value of debt	4,036,327	309,865	2,356,058	90,719
Unrealized (gain) loss on investments	(1,220,161)	(491,356)	(1,369,112)	1,045,623
Realized gain on equity securities, at fair value	(856,744)	—	—	—
Depreciation and amortization expense	5,177,785	1,696,994	3,409,928	4,282
Operating Income	15,873,870	22,132,113	24,125,882	33,665,254
Other income (expense)	132,610	(1,565)	(146,443)	(347,013)
Interest expense	(12,417,946)	(3,620,695)	(9,866,821)	(42,798)
Interest income	1,670,828	71,283	594,764	1,474
Loss on change in fair value of warrant liability	(8,487,040)	(943,400)	(4,204,360)	—
Total other (expense)	(19,101,548)	(4,494,377)	(13,622,860)	(388,337)
Net (loss) income before provision for income taxes	(3,227,678)	17,637,736	10,503,022	33,276,917
Income tax expense	2,680,855	2,238,419	1,468,535	889,943
Net (loss) income	(5,908,533)	15,399,317	9,034,487	32,386,974
Less: Net (Loss) Income attributable to Noncontrolling Interest	(204,716)	(339,692)	(482,139)	704,699
Net (loss) income attributable to Common Stockholders	$(5,703,817)	$15,739,009	$9,516,626	$31,682,275
(Loss) earnings per share
(Loss) earnings per share-basic	$(0.09)	$0.29	$0.17	$0.63
(Loss) earnings per share-diluted	$(0.09)	$0.29	$0.16	$0.63
Balance Sheet Data:
Total assets	$477,309,168	$304,301,937	$331,826,067	$59,094,847
Total liabilities	219,369,540	138,212,190	167,755,991	30,945,150
Total stockholders’ equity	257,939,628	166,089,747	164,070,076	28,149,697

Summary of Historical Financial Data for Abacus Settlements
The summary historical statements of income data of Abacus Settlements for the six months ended June 30, 2023 and the year ended December 31, 2022 are derived from Abacus Settlements’ audited financial statements included in the 2023 Annual Report. The summary historical statements of income data of Abacus Settlements for the three months ended June 30, 2023 and the six months ended June 30, 2023 are derived from Abacus Settlements’ unaudited financial statements included in the Quarterly Report.

	As of and for the three months ended June 30, 2023	As of and for the six months ended June 30, 2023
Statement of Income Data:
Total revenue	$6,884,690	$13,184,676
Cost of revenue	1,505,333	2,734,949
Related party cost of revenue	3,392,647	6,558,354
Gross profit	1,986,710	3,891,373
Total operating expenses	2,300,138	4,854,177
Loss from operations	(313,428)	(962,804)
Other (expense) income
Interest income	1,193	1,917
Interest (expense)	(5,863)	(11,725)
Total other (expense)	(4,670)	(9,808)
Loss before income taxes	(318,098)	(972,612)
Provision for income taxes	—	2,289
Net loss and comprehensive loss	$(318,098)	$(974,901)

THE OFFERING

Common Stock offered by us	10,000,000 shares (or 11,500,000 shares if the underwriters exercise their option to purchase additional shares in full).

Common Stock outstanding immediately after this offering and the Secondary Offering (as defined in the section entitled Risk Factors)	84,678,769 shares (or 86,178,769 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares of Common Stock	The Company has granted the underwriters the right to purchase an additional 1,500,000 shares of Common Stock within 30 days from the date of this prospectus supplement.

Use of proceeds
The net proceeds from the offering will be approximately $      , after deducting discounts and commissions payable to the underwriters and estimated offering expenses payable by us. The Company intends to use these proceeds for our operations, including the purchase of life settlement policies, to support our overall business strategy, for working capital purposes and for general corporate purposes, which may include funding previously announced and future acquisitions and repayment and refinancing of our indebtedness. For further information, see “Use of Proceeds” in this prospectus supplement.

Voting rights	One vote per share.

Listing and trading symbol	Shares of our Common Stock trade on Nasdaq under the symbol “ABL.”

Risk factors
This investment involves a high degree of risk. You should carefully read and consider the information set forth under the section titled “Risk Factors” on page S-9 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein for a discussion of risks that you should carefully consider before deciding to invest in our Common Stock.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, on page 6 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus supplement, including in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on, or that management deems immaterial. Our business, financial condition or results of operation could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to this Offering
Our stock repurchase program may not enhance long-term stockholder value and could increase the volatility of the market price of our Common Stock and diminish our cash.
Our stock repurchase program does not obligate us to repurchase any shares of our Common Stock. The timing and amount of any repurchases depend upon several factors, including market conditions, business conditions, statutory and contractual restrictions, the trading price of our Common Stock and the nature of other investment opportunities available to us. In addition, repurchases of our Common Stock could affect our stock price and increase its volatility. The existence of a stock repurchase program could cause our stock price to be higher than it would be absent the program and could reduce market liquidity for our stock. Use of our funds to repurchase stock could diminish our cash reserves, which may impact our ability to finance growth, pursue strategic opportunities, and discharge liabilities. Our stock repurchases may not enhance stockholder value because the market price of our Common Stock may decline below the prices at which we repurchased stock and short-term stock price fluctuations could reduce the program’s effectiveness.
Upon the expiration of the lock-up agreements entered into by the Company, our directors, executive officers, certain securityholders of the Company and holders of 5% or more of our Common Stock, as applicable, a substantial number of shares of Common Stock will be eligible for resale into the public market. The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Common Stock.
In connection with this offering, and with a concurrent offering by certain selling securityholders of the Company of 2,500,000 shares of Common Stock (2,875,000 shares if the underwriters exercise their option to purchase additional shares in full) pursuant to a prospectus supplement to the Company’s Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (Registration No. 333-273411) (the “Secondary Offering”), we, such selling securityholders of the Company, our directors and executive officers and holders of 5% or more of our Common Stock prior to this offering (solely for purposes of this risk factor, the “Locked-Up Parties”) have each agreed with the underwriters, subject to certain exceptions, not to do the following for a period of 90 days:
•offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired;
•enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in this paragraph or above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise;
•make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or

•publicly disclose the intention to do any of the foregoing.
Upon the expiration or early termination or waiver of the lock-up agreements, 61,967,881 shares of Common Stock held by the Locked-Up Parties will be eligible for resale unless such shares are subject to certain transfer restrictions described under the subsection “Transfer Restrictions” in the section titled “Description of Common Stock” of this prospectus supplement. The resale of these shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also may make it more difficult for us to sell equity securities in the future at a time and at a price we deem appropriate.
Piper Sandler & Co. and KKR Capital Markets LLC may, at any time and without notice, release all or any portion of the shares of our Common Stock subject to the lock-up agreements entered into in connection with this offering. If the restrictions under the lock-up agreements are waived, 61,967,881 shares of Common Stock held by the Locked-Up Parties will be available for resale into the public market (unless such shares are subject to certain transfer restrictions described under the subsection “Transfer Restrictions” in the section titled “Description of Common Stock” of this prospectus supplement), which could reduce the market value for our Common Stock.
We have also entered into lock-up agreements in connection with the Business Combination, pursuant to which certain directors, executive officers and holders of 5% or more of our Common Stock have agreed with the Company, subject to certain exceptions, not to dispose of or hedge any of our or their shares of Common Stock from the date of such agreements until the agreed-upon date of termination of the lock-up. Upon the expiration or early termination or waiver of the lock-up agreements, those shares will be eligible for resale unless such shares are subject to certain transfer restrictions described under the subsection “Transfer Restrictions” in the section titled “Description of Common Stock” of this prospectus supplement. The resale of these shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also may make it more difficult for us to sell equity securities in the future at a time and at a price we deem appropriate.
Reduction in insider ownership as a result of the Secondary Offering may adversely affect our stock price.
Upon the completion of the concurrent Secondary Offering, certain of our directors and executive officers will have sold a significant portion of their holdings in our Common Stock. Such sales may be negatively perceived by investors, impact the market’s view of our business and cause our stock price to decline. Additionally, a reduction in insider ownership may be perceived to weaken the alignment of interests between our management and our shareholders. These factors could lead to increased volatility or a decline in the market price of our Common Stock.
Our Board has broad discretion to issue additional securities, and in order to raise sufficient funds to expand our operations, we may have to issue securities at prices which may result in substantial dilution to our stockholders.
We are entitled under the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) to issue up to 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock (par value $0.0001) (“Preferred Stock”), although these amounts may change in the future subject to stockholder approval. Shares of our preferred stock provide our board of directors broad authority to determine voting, dividend, conversion and other rights. Any additional stock issuances could be made at a price that reflects a discount or premium to the then-current market price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our Common Stock. Our board of directors may generally issue those shares of Common Stock and Preferred Stock, or convertible securities to purchase those shares, without further approval by our stockholders. Any Preferred Stock we may issue could have such rights, preferences, privileges and restrictions as may be designated from time to time by our board of directors, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. We may also issue additional securities to our directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock incentive plans. Additionally, we have a series of warrants outstanding (collectively, the “Warrants”), which include: (i) warrants originally issued in connection with the initial public offering of East Resources Acquisition Company (the “ERES IPO”) to purchase up to 7,120,000 shares of our Common Stock issuable upon the exercise, at an exercise price of $11.50 per share; (ii) warrants issued in connection with the closing of the Business Combination to purchase up to 1,780,000 shares of our Common Stock issuable upon the exercise, at an exercise price of $11.50 per share; and (iii) warrants issued in connection with the ERES IPO to purchase up to 17,250,000 shares of Common Stock, at an exercise price of $11.50 per share. The exercise of such Warrants and the issuance of additional securities may cause substantial dilution to our stockholders.
If we issue debt securities, our operations may be restricted, we will be exposed to additional risk and the market price of our Common Stock could be adversely affected.
If we decide to issue debt securities in the future, it is likely that such securities will be governed by an indenture or other instrument containing covenants that may restrict our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock. Holders of debt securities may also be granted specific rights, including, but not limited to, the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to approve the sale of assets. Upon liquidation, holders of our debt securities and shares of Preferred Stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Common Stock.
If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our Common Stock or if our operating results do not meet their expectations, our stock price could decline.
The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our Company downgrades our Common Stock or if our operating results do not meet their expectations, our stock price could decline.
The trading price of our Common Stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.
The market price of our Common Stock may be volatile because of numerous factors, including:
•quarterly variations in operating results;
•changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;
•changes in market valuations of other similar companies;
•changes in laws or regulations applicable to our business;
•additions or departures of key personnel;
•changes in our capital structure, such as future issuances of debt, equity and equity-linked securities, including secured lending arrangements and securitizations;
•short sales, hedging and other derivative transactions involving our capital stock;
•our limited public float and the relatively thin trading market for our Common Stock;
•transactions in our Common Stock, by directors, officers, affiliates and other major investors; and
•the other factors described under the sections titled “Risk Factors” and “Forward-Looking Statements” included in this prospectus supplement and the accompanying prospectus.

Furthermore, from time to time, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies.
These broad market and industry fluctuations, as well as general economic, political and market conditions, such as recessions or interest rate changes, may negatively impact the market price of our Common Stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Any future securities litigation against us could result in substantial costs and divert our management’s attention and resources, and harm our business, financial condition, and results of operations.
Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.
Sales of substantial amounts of our Common Stock, including Common Stock issuable upon exercise of our outstanding Warrants, in the public market, or the perception that these sales may occur, could cause the market price of our Common Stock to decline. In addition, the sale of such shares, or the perception that such sales may occur, could impair our ability to raise capital through the sale of additional Common Stock or preferred stock. Except for any shares purchased by our affiliates, all of the shares of Common Stock sold in this offering will be freely tradable.
We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on your investment may be limited to increases in the market price of our Common Stock.
We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future indebtedness we or our subsidiaries incur.
Investing in our Common Stock may involve a significant degree of risk.
The investments we make in accordance with our investment objectives may result in a higher amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our Common Stock may not be suitable for someone with lower risk tolerance and investors in our Common Stock may experience losses and volatility.
General Risk Factors
Changes in tax regulations or their interpretation could negatively impact our cash flows and results of operations.
Changes in tax and other revenue raising laws, regulations and policies in the jurisdictions where we do business could impose new restrictions, costs or prohibitions on our practices and negatively impact our results of operations. In addition, interpretation of tax regulations requires us to exercise our judgment and taxing authorities or our independent registered public accounting firm may reach conclusions about the application of such regulations that differ from our conclusions. Changes to U.S. tax laws, regulations, or interpretations could impact the tax treatment of our earnings and adversely affect our cash flows and financial results.
We are subject to audit in various jurisdictions, and these jurisdictions may assess additional taxes against us. Developments in an audit, litigation, or laws, regulations, administrative practices, principles, and interpretations could have a material effect on our operating results or cash flows. The final outcome of tax audits, investigations, and any related litigation could be materially different from our historical tax provisions and accruals.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus include, but are not limited to, statements about the ability of the Company to:
•realize the benefits expected from the business combination and related transactions consummated by the Company on June 30, 2023 (the “Business Combination”);
•consummate the FCF Acquisition or the Carlisle Acquisition on the terms the Company currently expects or at all;
•maintain the listing of the Company on a securities exchange;
•achieve projections and anticipate uncertainties relating to the business, operations and financial performance of the Company, including:
•expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•expectations regarding product development and pipeline;
•expectations regarding market size;
•expectations regarding the competitive landscape;
•expectations regarding future acquisitions, partnerships or other relationships with third parties; and
•future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future.
•develop, design and sell services that are differentiated from those of competitors;
•retain and hire necessary employees;
•attract, train and retain effective officers, key employees or directors;
•enhance future operating and financial results;
•comply with laws and regulations applicable to its business;
•stay abreast of modified or new laws and regulations applying to its business, including privacy regulations;

•anticipate the impact of, and response to, new accounting standards;
•anticipate the significance and timing of contractual obligations; and
•maintain key strategic relationships with partners and customers.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting current underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise their full option to purchase additional shares of Common Stock from us).
We intend to use the net proceeds for our operations, including the purchase of life settlement policies, supporting our overall business strategy, working capital purposes and general corporate purposes, which may include funding previously announced and future acquisitions and repayment and refinancing of our indebtedness. We have not yet determined the manner in which we will allocate the net proceeds from this offering, and as a result, management will have broad discretion in the allocation and use of the net proceeds. We may temporarily invest the net proceeds from this offering in cash and cash equivalents or short-term marketable securities until they are used for their stated purpose.
The Company reserves the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated.

DIVIDEND POLICY
The Company has not paid any cash dividends on its Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of the Charter, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) and applicable law. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DILUTION
If you invest in our Common Stock in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as-adjusted net tangible book value per share of our Common Stock after this offering. Dilution results from the fact that the per share offering price of the Common Stock is substantially in excess of the book value per share attributable to the shares of Common Stock held by existing stockholders.
Our net tangible book value as of September 30, 2024 was approximately $ , or $ per share of Common Stock. Net tangible book value per share represents our total tangible assets less total liabilities, divided by 74,678,769 shares of Common Stock outstanding as of November 18, 2024. After giving effect to the sales of shares in this offering at the public offering price of $ , and after deducting estimated discounts, commissions and offering expenses, our adjusted net tangible book value as of , 2024 would have been approximately $ , or $ per share. This represents an immediate increase in the net tangible book value of $ per share to our existing stockholders and an immediate dilution (i.e., the difference between the public offering price and the adjusted net tangible book value after this offering) to new investors purchasing shares in this offering at a price of $ per share. The following table illustrates the per share dilution to new investors purchasing shares in this offering.

Public offering price per share		$
Net tangible book value per share as of September 30, 2024	$
Increase per share attributable to new investors in this offering	$
Adjusted net tangible book value per share		$
Dilution in adjusted net tangible book value per share to new investors in this offering		$
If the underwriters exercise in full their option to purchase additional shares of Common Stock from us, the adjusted net tangible book value per share after giving effect to the offering and the use of proceeds therefrom would be $ per share. This represents an increase in adjusted net tangible book value of $ per share to existing stockholders and results in dilution in adjusted net tangible book value of $ per share to investors purchasing shares in this offering at the public offering price.
The following table summarizes, on an as-adjusted basis as of , 2024, the total number of shares of Common Stock owned by existing stockholders and to be owned by the new investors in this offering, the total consideration paid, and the average price per share paid by our existing stockholders and to be paid by the new investors in this offering at the public offering price of $ , calculated before deducting discounts, commissions and offering expenses.

	Shares acquired		Total consideration		Average price per share
	Number	Percent	Amount	Percent
Existing stockholders	74,678,769
New investors in this offering				100%	$
Total		100%		100%
If the underwriters were to fully exercise their option to purchase additional shares of our Common Stock, the percentage of shares of our Common Stock held by existing stockholders as of September 30, 2024 would be % and the percentage of shares of our Common Stock held by new investors would be %.

DESCRIPTION OF COMMON STOCK
The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, or Charter, and Amended and Restated Bylaws, or Bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”
General
We are authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share. As of November 18, 2024, there were 74,678,769 shares of our common stock outstanding. Our common stock is listed on Nasdaq under the symbol “ABL.”
The holders of our common stock are entitled to the following rights:
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock are not entitled to cumulative voting rights. Accordingly, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Dividends. The holders of our common stock are entitled to receive dividends if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock, if any.
Rights and Preferences. Holders of our common stock have no pre-emptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable. All of our outstanding shares of our common stock are, and the shares of our common stock to be issued in this offering will be, fully paid and nonassessable.
Exclusive Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Charter or Bylaws, or (d) any action asserting a claim asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; and subject to the preceding provisions of this Section 12.1, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Section 203 of the Delaware General Corporation Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder becomes an interested stockholder.
A business combination includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if (a) our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction, or (b) after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.
Holders of common stock are entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the stockholders after payment of all liabilities. Holders of common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.
Certificate of Incorporation and Bylaw Provisions. See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” for a description of provisions of our Charter and Bylaws which may have the effect of delaying changes in our control or management.
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Transfer Restrictions
Pursuant to the Company Support Agreement and the Sponsor Support Agreement, (a) holders of shares of common stock issued as Aggregate Merger Consideration (as defined in the Merger Agreement) (the “Company Holders”) and (b) the Sponsor (together with the Company Holders, the “Restricted Holders”) are, in each case, subject to certain restrictions on the transfer of (a) 15% of the shares of common stock issued to the respective Restricted Holder in connection with the closing of the Business Combination until the date that is 180 days after the closing of the Business Combination and (b) 85% of the shares of common stock issued to the respective Restricted Holder in connection with the closing of the Business Combination until the date that is 24 months after the closing of the Business Combination, in each case, subject to certain transfers permitted by the Company Support Agreement and the Sponsor Support Agreement, as applicable.

CAPITALIZATION OF ABACUS AND ITS CONSOLIDATED SUBSIDIARIES
The following table sets forth the unaudited capitalization of Abacus and its consolidated subsidiaries as of September 30, 2024 on an actual basis and as adjusted to give effect to this offering at the public offering price of $ per share, and assuming no exercise of the underwriters’ option to purchase additional shares. This table should be read in conjunction with the financial statements of Abacus and its subsidiaries incorporated by reference into this prospectus supplement and accompanying prospectus.

	As of September 30, 2024
	Actual	As adjusted for the offering
	(Dollars in thousands-unaudited)
LONG-TERM DEBT(1)	105,863
9.875% Fixed Rate Senior Notes due 2028	60,650
Other Long-Term Debt	—
TOTAL LONG-TERM DEBT	166,513
STOCKHOLDERS’ EQUITY
Common stock, par value $0.0001 per share; 200,000,000 authorized shares; 75,756,439 and 74,708,213 issued and outstanding, respectively	$8	$
Treasury stock, at cost; 1,048,226 shares repurchased	(12,025)
Additional paid-in capital	309,655
Retained deficit	(39,639)
Accumulated other comprehensive income	33
Non-Controlling interest	(92)
TOTAL SHAREHOLDERS’ EQUITY(2)	257,940
TOTAL CAPITALIZATION(2)	424,453
__________________
(1)Long-term debt consists of debt with a maturity of one year or more at the time it is incurred. These amounts are presented at fair value net of unamortized debt issuance costs and discounts and exclude debt due in less than one year.
(2)Numbers displayed in the unaudited capitalization of Abacus and its consolidated subsidiaries may vary by approximately $1.00 due to rounding.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.
This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER

THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section titled “Dividend Policy,” we have not paid any cash dividends on our Common Stock to date and the payment of dividends to holders of our Common Stock is within the discretion of the board of directors. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus, we have agreed to sell to the underwriters named below for whom Piper Sandler & Co., TD Securities (USA) LLC, KKR Capital Markets LLC, B. Riley Securities, Inc. and SG Americas Securities, LLC are acting as representatives, the following respective aggregate numbers of shares of our Common Stock at a purchase price of $ per share:

Underwriter	Number of Shares
Piper Sandler & Co.
TD Securities (USA) LLC
KKR Capital Markets LLC
B. Riley Securities, Inc.
SG Americas Securities, LLC
Northland Securities, Inc.
Total
The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated. This offering by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriting agreement provides that the obligations of the underwriters to purchase the shares are subject to approval of legal matters by counsel to the underwriters and certain other conditions, including the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
An underwriting discount of % per share will be paid by us. This underwriting discount will also apply to the underwriters’ option to purchase any additional shares. The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price on the cover of this prospectus and to certain other Financial Industry Regulatory Authority, Inc. members at that price less a selling concession of up to $ per share.
The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses to us	$	$	$
The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $ and are payable by us. We have agreed to reimburse the underwriters for their reasonable and documented out-of-pocket expenses incurred in connection with this offering and the Secondary Offering, including their legal fees and expenses, marketing, syndication and travel expenses; provided, that such fees and expenses, including legal fees and legal expenses, will not exceed $150,000 without the prior written consent of the Company and will be reimbursed through the representatives.

Option to Purchase Additional Shares
We have granted an option to the underwriters to purchase up to an additional 1,500,000 shares of our Common Stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial principal amount reflected in the table above.
Listing
The shares are listed on Nasdaq under the trading symbol of “ABL.”
No Sales of Similar Securities
We, our directors and executive officers and holders of 5% or more of our Common Stock prior to this offering have agreed to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus other than with respect to the shares of Common Stock being offered in this offering or the Secondary Offering. During the applicable lock-up period and subject to certain exceptions, we and such persons may not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Lock-Up Securities”); (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in (i) or (ii) above is to be settled by delivery of our Common Stock or such other securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to, the registration of any of our Common Stock or any security convertible into or exercisable or exchangeable for our Common Stock; or (iv) publicly disclose the intention to do any of the foregoing. Piper Sandler & Co. and KKR Capital Markets LLC may, at any time and without notice, release all or any portion of the shares of our Common Stock subject to the lock-up agreements entered into in connection with this offering.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include overallotment, covering transactions and stabilizing transactions, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Overallotment involves sales of securities in excess of the aggregate principal amount of securities to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the Common Stock while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Any of these activities may cause the price of the shares of Common Stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Selling Restrictions
Canada. The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland. The shares will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Member State at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom. No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2023 (the “FSMA”),
provided that no such offer of the shares shall require us to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Hong Kong. The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore. Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
A.to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
B.to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
C.otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
B.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
A.to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

B.where no consideration is or will be given for the transfer;
C.where the transfer is by operation of law;
D.as specified in Section 276(7) of the SFA; or
E.as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel. In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase shares of Common Stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our Common Stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered Common Stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued Common Stock; (iv) that the shares of Common Stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us or our affiliates for which they have received or will be entitled to receive separate fees. In particular, the underwriters or their affiliates may execute transactions with us, on behalf of us or our affiliates. In addition, after the offering period for the sale of the shares, the underwriters or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to us or our affiliates.

The underwriters or their affiliates may also trade in our securities or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us or our affiliates.
After the date of this prospectus, the underwriters and their affiliates may from time to time obtain information regarding our subsidiaries or us that may not be available to the general public. Any such information is obtained by the underwriters and their affiliates in the ordinary course of its business and not in connection with this offering. In addition, the underwriters or their affiliates may develop analyses or opinions related to us and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding us to our stockholders or any other persons.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus supplement.
Introduction
Abacus and Carlisle are providing the following unaudited pro forma condensed combined financial information to aid stockholders in their analysis of the financial aspects of the merger. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.
The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the unaudited consolidated balance sheet of Abacus as of September 30, 2024 with the unaudited consolidated balance sheet of Carlisle as of June 30, 2024, giving effect to the merger as if it had been consummated on September 30, 2024.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited consolidated statement of operations of Abacus for the year ended December 31, 2023 with the results of Carlisle for the year ended September 30, 2023 and the results of Abacus Settlements for the six months ended June 30, 2023, giving effect to the merger as if it had been consummated on January 1, 2023. The results of Carlisle for the year ended September 30, 2023 were calculated as (i) the historical audited consolidated statement of operations of Carlisle for the year ended December 31, 2023; less (ii) the historical unaudited statement of operations of Carlisle for the three months ended December 31, 2023; plus (iii) the historical unaudited statement of operations of Carlisle for the three months ended December 31, 2022.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 combines the unaudited consolidated statement of operations of Abacus for the nine months ended September 30, 2024 with the results of operations of Carlisle for the nine months ended June 30, 2024, giving additional effect to the merger as if it had been consummated on January 1, 2023. The results of Carlisle for the nine months ended June 30, 2024 were calculated as (i) the unaudited consolidated statement of operations of Carlisle for the six months ended June 30, 2024; plus (ii) the historical unaudited statement of operations of Carlisle for the three months ended December 31, 2023.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement:
•The historical audited consolidated financial statements of Abacus as of and for the year ended December 31, 2023;
•The historical unaudited consolidated financial statements of Abacus as of and for the nine months ended September 30, 2024;
•The historical audited financial statements of Carlisle as of and for the years ended December 31, 2023 and December 31, 2022;
•The historical unaudited consolidated financial statements of Carlisle as of and for the six months ended June 30, 2024; and
•The historical audited consolidated financial statements of Abacus Settlements for the six months ended June 30, 2023.
The historical financial statements of Carlisle have been prepared in accordance with Luxembourg legal and regulatory requirements (“Lux GAAP”) and in its presentation and reporting currency of EURO (“EUR”). The historical financial statements of Abacus have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. dollars (“USD”).

The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere or incorporated by reference into this prospectus supplement.
Accounting for the Merger
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Abacus has been treated as the acquirer for accounting purposes, primarily due to Abacus holding majority voting interests in the Combined Company and Abacus issuing equity interests to effect the merger. Thus, Abacus will account for the merger as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The assets and liabilities of Carlisle have been measured based on various preliminary estimates using assumptions that Abacus’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.
Description of Abacus Settlements Acquisition
On August 30, 2022, East Resources Acquisition Company entered into an Agreement and Plan of Merger, as amended on October 14, 2022 (the “Merger Agreement”), with Abacus Settlements, LMA, Abacus Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Abacus Merger Sub”) and LMA Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“LMA Merger Sub” and, together with Abacus Settlements, LMA and Abacus Merger Sub, the “Merger Subs”), pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, Abacus Merger Sub merged with and into Abacus Settlements, with Abacus Settlements surviving the merger as a wholly owned subsidiary of East Resource Acquisition Company (the “Abacus Merger”), and LMA Merger Sub merged with and into LMA, with LMA surviving the merger as a wholly owned subsidiary of East Resources Acquisition Company (the “LMA Merger” and, together with the Abacus Merger, the “Merger” and, along with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the closing of the Merger (the “Closing”), East Resources Acquisition Company was renamed Abacus Life, Inc.
On October 14, 2022, East Resources Acquisition Company entered into the First Amendment to the Merger Agreement with Abacus Settlements, LMA and the Merger Subs, which modified certain terms and conditions contained within the Merger Agreement.
On April 20, 2023, East Resources Acquisition Company entered into the Second Amendment to the Merger Agreement with Abacus Settlements, LMA and the Merger Subs, which modified certain terms and conditions contained within the Merger Agreement.
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, on June 30, 2023, the Business Combination was consummated.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the merger, which is discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Carlisle by Abacus. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the merger been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.
The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by Abacus as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Carlisle’s historical financial information to Abacus’s significant accounting policies based on Abacus’s initial review and understanding of Carlisle’s summary of significant accounting policies from the date of the acquisition. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, Abacus has included certain reclassifications for consistency in the financial statement presentation. See Note 3 for more information.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the merger.
Carlisle and Abacus have not had any historical material relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of September 30, 2024	As of June 30, 2024	As of September 30, 2024
	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments		Combined Pro Formas
ASSETS		(A)	(A)
Current Assets:
Cash and Cash Equivalents	$19,409,615	$5,047,188		$(13,300,000)	(C)	$(12,157,258)	(E)	$248,999,545
				250,000,000	(D)
Equity securities, at fair value	3,019,055	—						3,019,055
Investments	—	4,875,018	289,709					5,164,727
Accounts receivable	2,232,432	19,549,119						21,781,551
Accounts receivable, related party	83,498	—						83,498
Due from affiliates	1,279,099	1,722,842						3,001,941
Other receivable	—	7,334,933						7,334,933
Income tax receivables	2,702,103	—						2,702,103
Prepaid expenses and other current assets	2,070,875	—						2,070,875
Total Current Assets	30,796,677	38,529,100	289,709	236,700,000		(12,157,258)		294,158,228
Property and equipment, net	888,519	—						888,519
Intangible assets, net	24,653,141	1,304,930		117,695,070	(B)			143,653,141
Goodwill	139,930,190	—		43,433,048	(B)			183,363,238
Operating right-of-use assets	2,033,538	—						2,033,538
Life settlement policies, at cost	1,071,172	—						1,071,172
Life settlement policies, at fair value	273,249,493	—						273,249,493
Available-for-sale securities, at fair value	1,185,740	—	93,826					1,279,566
Other investments, at cost	1,850,000	4,727,042						6,577,042
Other assets	1,650,698	—						1,650,698
TOTAL ASSETS	$477,309,168	$44,561,072	$383,535	$397,828,118		$(12,157,258)		$907,924,635
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$—	$3,136,043						$3,136,043
Current portion of long-term debt, at fair value	13,730,026	2,194,843						15,924,869
Accrued expenses	2,535,277	—						2,535,277
Current operating lease liabilities	413,071	—						413,071
Line of credit	—	5,734,241						5,734,241
Contract liabilities, deposits on pending settlements	924,083	—						924,083
Accrued transaction costs	2,600,000	—		(2,600,000)	(C)			—
Income taxes payable	—	175,037	(340,256)					(165,219)
Other current liabilities	3,659,891	1,137,720						4,797,611
Total Current Liabilities	23,862,348	12,377,884	(340,256)	(2,600,000)		—		33,299,976
Long-Term debt, related party	12,157,258	—		79,864,888	(B)	(12,157,258)	(E)	79,864,888
Long-term debt, net	57,996,997	5,357,334						63,354,331
Long-term debt, at fair value, net	96,358,740	—						96,358,740
Long-term liabilities	—	5,313,508						5,313,508
Non-current operating lease liabilities	1,860,736	—						1,860,736

	As of September 30, 2024	As of June 30, 2024	As of September 30, 2024
	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments	Combined Pro Formas
Deferred tax liability	12,003,461	—	95,653	24,715,965	(B)		36,815,079
Provisions for taxation	—	1,613,611					1,613,611
Warrant liability	15,130,000	—					15,130,000
TOTAL LIABILITIES	219,369,540	24,662,337	(244,603)	101,980,853		(12,157,258)	333,610,869
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY
Preferred stock	—	133,934		(133,934)	(B)		—
Class A common stock	7,576	—		930	(B)		11,006
				2,500	(D)
Treasury stock-at cost	(12,025,137)	—					(12,025,137)
Additional paid-in capital	309,655,378	—		76,445,070	(B)		636,097,948
				249,997,500	(D)
Retained earnings / (Accumulated deficit)	(39,639,373)	19,764,801	628,138	(19,764,801)	(B)		(49,711,235)
				(10,700,000)	(C)
Accumulated other comprehensive income	32,721	—					32,721
Noncontrolling interest	(91,537)	—					(91,537)
TOTAL EQUITY	257,939,628	19,898,735	628,138	295,847,265		—	574,313,766
TOTAL LIABILITIES AND EQUITY	$477,309,168	$44,561,072	$383,535	$397,828,118		$(12,157,258)	$907,924,635
Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income

	For the Nine Months Ended September 30, 2024	For the Nine Months Ended June 30, 2024	For the Nine Months Ended September 30, 2024
	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments		Combined Pro Formas
		(AA)	(AA)
Revenue:
Total Revenue	$78,711,777	$20,664,068						$99,375,845
Cost of Revenue
Total cost of Sales (excluding depreciation and amortization stated below)	7,652,412	(19,492)						7,632,920
Operating Expenses								—
Sales and marketing	6,651,942	—						6,651,942
General and Administrative (including stock-based compensation)	41,396,346	3,181,100						44,577,446
Loss on change in fair value of debt	4,036,327	—						4,036,327
Unrealized loss (gain) on investments	(1,220,161)	—	(109,637)					(1,329,798)
Realized gain on equity securities, at fair value	(856,744)	—						(856,744)
Depreciation and amortization expense	5,177,785	7,823,907	(47,743)	9,643,120	(BB)			22,597,069
Other external expenses	—	767,112						767,112
Other operating expenses	—	329,811						329,811
Total Operating Expenses	55,185,495	12,101,930	(157,380)	9,643,120		—		76,773,165
Operating income	15,873,870	8,581,630	157,380	(9,643,120)		—		14,969,760
Other income (expense)
Loss on change in fair value of warrant liability	(8,487,040)	—						(8,487,040)
Interest expense	(12,417,946)	(2,325,860)		(3,943,329)	(BB)	317,301	(DD)	(18,369,834)
Interest income	1,670,828	352,992						2,023,820
Other income (expense)	132,610	—						132,610
Total other (expense)	(19,101,548)	(1,972,868)	—	(3,943,329)		317,301		(24,700,444)
Net (loss) income before provision for income taxes	(3,227,678)	6,608,762	157,380	(13,586,449)		317,301		(9,730,684)
Income tax expense	2,680,855	868,716	(148,584)	(2,853,154)	(CC)	66,633	(CC)	614,466
Net (loss) income	(5,908,533)	5,740,046	305,964	(10,733,295)		250,668		(10,345,150)
Less: Net loss attributable to noncontrolling interest	(204,716)							(204,716)
Net income (loss) attributable to common stockholders	$(5,703,817)	$5,740,046	$305,964	$(10,733,295)		$250,668		$(10,140,434)
Loss per Share:
Total Basic Loss per Share	$(0.09)							$(0.10)
Total Dilutive Loss per Share	$(0.09)							$(0.10)
Weighted Average Common Shares Outstanding
Basic	66,984,401							101,284,401
Dilutive	66,984,401							101,284,401
Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income

	For the Year Ended December 31, 2023	For the Year Ended September 30, 2023	For the Year Ended December 31, 2023
	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments		For the Six Months Ended June 30, 2023 Abacus Settlements Historical	Transaction Accounting Adjustments - Abacus Settlements Acquisition		Combined Pro Formas
		(AA)	(AA)
Revenue:
Total Revenue	$66,401,451	$31,767,997						$13,184,676			$111,354,124
Cost of Revenue	—	—						—
Total cost of Sales (excluding depreciation and amortization stated below)	6,490,377	43,775						9,293,303			15,827,455
Operating Expenses
Sales and marketing	4,905,747	—						—			4,905,747
General and Administrative (including stock-based compensation)	26,482,571	5,680,617	—	10,700,000	(EE)			4,848,580			47,711,768
Loss on change in fair value of debt	2,356,058	—						—			2,356,058
Unrealized loss (gain) on investments	(1,369,112)	—	299,025					—			(1,070,087)
Realized gain on equity securities, at fair value	3,409,928	—						—			3,409,928
Depreciation and amortization expense	—	422,934	(63,085)	13,412,676	(BB)			5,597	3,237	(FF)	13,781,359
Other external expenses	—	12,682,524						—			12,682,524
Other operating expenses	—	358,731						—			358,731
Total Operating Expenses	35,785,192	19,144,806	235,940	24,112,676		—		4,854,177	3,237		84,136,028
Operating income	24,125,882	12,579,416	(235,940)	(24,112,676)		—		(962,804)	(3,237)		11,390,641
Other income (expense)
Loss on change in fair value of warrant liability	(4,204,360)	—						—			(4,204,360)
Interest expense	(9,866,821)	(5,774,097)		(7,886,658)	(BB)	(317,301)	(DD)	(11,725)			(23,856,602)
Interest income	594,764	(60,214)						1,917			536,467
Other income (expense)	(146,443)	—						—			(146,443)
Total other (expense)	(13,622,860)	(5,834,311)	—	(7,886,658)		(317,301)		(9,808)	—		(27,670,938)
Net (loss) income before provision for income taxes	10,503,022	6,745,105	(235,940)	(31,999,334)		(317,301)		(927,612)	(3,237)		(16,280,297)
Income tax expense	1,468,535	1,628,186	(315,058)	(6,719,860)	(CC)	(66,633)	(CC)	2,289	(820)		(4,003,361)
Net (loss) income	9,034,487	5,116,919	79,118	(25,279,474)		(250,668)		(974,901)	(2,417)		(12,276,936)
Less: Net loss attributable to noncontrolling interest	(482,139)	—									(482,139)

	For the Year Ended December 31, 2023	For the Year Ended September 30, 2023	For the Year Ended December 31, 2023
	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments	Transaction Financing Adjustments	For the Six Months Ended June 30, 2023 Abacus Settlements Historical	Transaction Accounting Adjustments - Abacus Settlements Acquisition	Combined Pro Formas
Net income (loss) attributable to common stockholders	$9,516,626	$5,116,919	$79,118	$(25,279,474)	$(250,668)	$(974,901)	$(2,417)	$(11,794,797)
Earnings (Loss) per Share:
Total Basic Earnings (Loss) per Share	$0.17							$(0.13)
Total Dilutive Earnings (Loss) per Share	$0.16							$(0.13)
Weighted Average Common Shares Outstanding
Basic	56,951,414							91,251,414
Dilutive	57,767,898							92,067,898
Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The pro forma adjustments have been prepared as if the merger had been consummated on September 30, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the merger had been consummated on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, Carlisle’s assets and liabilities will be recorded at their respective fair values. Any difference between the purchase price for Carlisle and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.
The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus supplement and are subject to change as additional information becomes available and additional analyses are performed.
One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.
Abacus has performed a preliminary review of Carlisle’s and Abacus’s accounting policies, and no material impacts are expected to be required as a result of the review performed.
2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:
(A)The historical financial statements of Abacus have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. Dollars. The historical financial statements of Carlisle have been prepared in accordance with Lux GAAP and in its presentation and reporting currency of EUR. Lux GAAP differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.
Certain reclassifications were required to align Carlisle’s accounting policies to those applied by Abacus. The adjustments required to convert Carlisle’s historical balance sheet from Lux GAAP to U.S. GAAP are detailed within the notes to their historical financial statements and are applied here as disclosed.
The financial statements of Carlisle have been translated into USD for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates, which are aligned to the periods presented for Carlisle’s historical results:
•The period end exchange rate as of June 30, 2024 of USD 1.00 to EUR 0.9333 for the unaudited pro forma condensed combined balance sheet as of September 30, 2024;
•The average exchange rate for the period October 1, 2023 through June 30, 2024 of USD 1.00 to EUR 0.9252 for the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024;
•The average exchange rate for the period October 1, 2022 through September  30, 2023 of USD 1.00 to EUR 0.9336 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023.

(B)Reflects the purchase price allocation adjustments to record Carlisle’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (BB).
The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using the statutory tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.
The following is a preliminary estimate of the assets acquired and the liabilities assumed by Abacus in the merger, reconciled to the estimated purchase consideration (amounts in millions):

Net Assets Identified	Preliminary Estimate of Fair Value (millions)
Cash and cash equivalents	$5.0
Investments	4.9
Accounts receivable	19.5
Due from affiliates	1.7
Other receivable	7.3
Intangible assets(1)	119.0
Goodwill	43.4
Other investments, at cost	4.7
Accounts payable	(3.1)
Current portion of long-term debt, at fair value	(2.2)
Line of credit	(5.7)
Other current liabilities	(1.1)
Income taxes payable	(0.2)
Long-term debt, net	(5.4)
Long-term liabilities	(5.3)
Deferred tax liability	(24.7)
Provisions for taxation	(1.6)
Total Fair Value	$156.3
Value Conveyed
Equity consideration(2)	76.4
Debt consideration	79.9
Total Purchase Consideration	$156.3
__________________
(1)The intangibles were primarily related to management fees of closed-end and open-end funds and performance fees of closed-end funds. The following is the breakdown of intangibles, including fair value and remaining useful life.

	Fair value	Remaining Useful Life(years)
Closed-End Funds - Management Fees	46.0	8
Closed-End Funds - Performance Fees	26.0	8
Open-Ended Funds - Management Fees	44.0	10
Trade Name	2.0	10
Internally Developed and Used Technology	1.0	5
Total Intangible assets	119.0
(2)Equity consideration was calculated as 9.3 million Abacus shares at a total value of $76.4 million.

(C)Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. Of this amount, transaction costs of $2.6 million had been incurred and accrued for on Abacus’s balance sheet as of September 30, 2024. The related income statement adjustment is reflected at adjustment (EE).
(D)Reflects adjustment to record the proceeds of $250.0 million from the issuance of 25.0 million shares of common stock at the price of approximately $10.0 per share.
(E)Reflects the repayment the existing related party debt obligation of $12.2 million.
3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months ended September 30, 2024 and for the Year ended December 31, 2023
(AA)The historical financial statements of Abacus have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. Dollars. The historical financial statements of Carlisle have been prepared in accordance with Lux GAAP and in its presentation and reporting currency of EUR. Lux GAAP differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.
Certain reclassifications were required to align Carlisle’s accounting policies to those applied by Abacus. The adjustments required to convert Carlisle’s historical balance sheet from Lux GAAP to U.S. GAAP are detailed within the notes to their historical financial statements and are applied here as disclosed.
The financial statements of the Carlisle have been translated into USD for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates:
•The period end exchange rate as of June 30, 2024 of USD 1.00 to EUR 0.9333 for the unaudited pro forma condensed combined balance sheet as of June 30, 2024, which are aligned to the periods presented for Carlisle’s historical results:
•The period end exchange rate as of June 30, 2024 of USD 1.00 to EUR 0.9333 for the unaudited pro forma condensed combined balance sheet as of September 30, 2024;
•The average exchange rate for the period October 1, 2023 through June 30, 2024 of USD 1.00 to EUR 0.9252 for the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024;
•The average exchange rate for the period October 1, 2022 through September  30, 2023 of USD 1.00 to EUR 0.9336 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023.
(BB)Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This includes the following impacts:
1)Amortization expense – Reflects an increase in amortization expense related to intangible assets, calculated based on the estimated remaining useful lives of the identified assets, which are noted at adjustment (A).
2)Interest expense – Reflects an increase in interest expense related to the debt consideration associated with the acquisition of Carlisle, calculated using a fixed interest rate of approximately 9.9%.
(CC)Reflects the tax impact of all pro forma adjustments for the nine months ended September 30, 2024, and for the year ended December 31, 2023, calculated using a statutory rate of 21%.

(DD)Reflects the elimination of the historical interest expense incurred on the extinguished debt of Abacus’s existing related party debt.
(EE)Reflects nonrecurring expense related to estimated transaction costs in the amount of $10.7 million, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (C).
(FF)Reflects the incremental amortization expense related to intangibles. These intangibles include customer relationships, internally developed and used technology, and non-compete agreements, which were previously not present within Abacus Settlements’ historical financial statements and were adjusted to fair value based on the purchase price allocation. The amortization expense for intangibles was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different intangibles.
4. Unaudited Pro Forma Net Income Per Share
Unaudited pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period, assuming the merger occurred on January 1, 2023.

Pro forma net income per share—basic and diluted
(in thousands except share and per share amounts)
	For the Nine Months Ended	For the Year Ended
	September 30, 2024	December 31, 2023
Numerator
Pro forma net income allocated to common stock - basic and diluted	$(10,140,434)	$(11,794,797)
Denominator
Pro forma weighted average shares of common stock outstanding - basic	101,284,401	91,251,414
Pro forma basic earnings per share	$(0.10)	$(0.13)
Pro forma weighted average shares of common stock outstanding - diluted	101,284,401	92,067,898
Pro forma diluted earnings per share	$(0.10)	$(0.13)

LEGAL MATTERS
Certain legal matters in connection with the Common Stock offered by this prospectus supplement and accompanying prospectus will be passed upon for the Company by Latham & Watkins LLP, Houston, Texas. Legal matters in connection with the Common Stock offered hereby will be passed upon for the underwriters by Alston & Bird LLP, New York, New York.
EXPERTS
The consolidated financial statements for Abacus Life, Inc. incorporated by reference in this prospectus supplement from the Company’s Annual Report have been so included in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The financial statements for Abacus Settlements, LLC incorporated by reference in this prospectus supplement from the Company’s Annual Report have been so included in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Carlisle Management Company S.C.A. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been included in the accompanying prospectus in reliance upon the report of KPMG Audit S.à r.l., independent auditors, appearing elsewhere in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the Common Stock that we will offer. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act, we file reports and other information with the SEC. The Company’s SEC filings are available through the SEC’s website on the internet at http://www.sec.gov. We also maintain a website at https://abacuslife.com where information about Abacus can be obtained. The information contained on the Abacus website is not part of nor is it incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:
•Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on May 30, 2024, including any further amendment(s) filed for the purposes of updating such report (as described herein and for the avoidance of doubt, the “2023 Annual Report”);
•Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024;
•The description of our securities contained in Exhibit 4.14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024, including any further amendment or report filed for the purposes of updating such description;
•Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 13, 2024, for the quarterly period ended June 30, 2024, filed with the SEC on August 12, 2024, and for the quarterly report ended September 30, 2024, filed with the SEC on November 7, 2024; and
•Our Current Reports on Form 8-K, filed with the SEC on January 9, 2024, February 15, 2024, June 13, 2024, June 14, 2024, June 24, 2024, July 18, 2024, and August 7, 2024.
Such documents are available through the SEC’s website on the Internet at http://www.sec.gov. These documents may also be accessed on our website at https://abacuslife.com/. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference by writing or telephoning us at the following address:
Abacus Life, Inc.
2101 Park Center Drive, Suite 200
Orlando, FL 32835
Attention: Abacus Life Investor Relations
investors@abacuslife.com
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and any accompanying prospectus.

PROSPECTUS
$350,000,000
Common Stock
Preferred Stock
Debt Securities
Equity Warrants
Units
We may from time to time offer and sell any combination of common stock, preferred stock, debt securities, equity warrants and units described in this prospectus in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering. The aggregate offering price of all securities sold under this prospectus will not exceed $350,000,000.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We will sell these securities directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock, warrants and 9.875% Fixed Rate Senior Notes are traded on The Nasdaq Stock Market LLC under the symbols “ABL,”, “ABLLW” and “ABLLL”, respectively. On October 18, 2024, the closing price of our common stocks, warrants and 9.875% Fixed Rate Senior Notes on The Nasdaq Stock Market LLC was $9.49, $1.63 and $26.75, respectively.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Investing in our securities involves risks. See “Risk Factors” on page 6 and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 14, 2024

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, if permitted by applicable law. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, as applicable, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.
We have not authorized anyone to give or provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus, as applicable. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus. This prospectus, the accompanying prospectus supplement or any free writing prospectus, as applicable, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any free writing prospectus, as applicable, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered or securities are sold on a later date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Abacus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Abacus Life, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:
•realize the benefits expected from the business combination and related transactions consummated by the Company on June 30, 2023 (the “Business Combination”);
•maintain the listing of the Company on a securities exchange;
•achieve projections and anticipate uncertainties relating to the business, operations and financial performance of the Company, including:
•expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•expectations regarding product development and pipeline;
•expectations regarding market size;
•expectations regarding the competitive landscape;
•expectations regarding future acquisitions, partnerships or other relationships with third parties; and
•future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future.
•develop, design and sell services that are differentiated from those of competitors;
•retain and hire necessary employees;
•attract, train and retain effective officers, key employees or directors;
•enhance future operating and financial results;
•comply with laws and regulations applicable to its business;
•stay abreast of modified or new laws and regulations applying to its business, including privacy regulations;
•anticipate the impact of, and response to, new accounting standards;
•anticipate the significance and timing of contractual obligations; and
•maintain key strategic relationships with partners and customers.

ABOUT ABACUS
Our Mission
The Company’s mission is to educate all life insurance policy owners that their life insurance policy is personal property and to educate investors about alternatives to traditional investments using lifespan-based products as a core strategy.
Abacus is a leading vertically integrated alternative asset manager and market maker, specializing in longevity and actuarial technology. The Company is democratizing the life insurance space through groundbreaking new channels: ABL Tech, ABL Wealth, and ABL Longevity Growth and Income Funds. ABL Wealth was founded by the Company in 2022 to design and build longevity-linked investment products to be offered through the ABL Longevity Growth and Income Funds which are currently in their development stage. ABL Tech leverages proprietary technology to expand the Company’s offerings. Founded in 2022, ABL Tech aggregates and records mortality occurrences in the United States. With this information, the Company can advise and help governments, pensions, unions and asset trackers on ways to efficiently manage their portfolios. Currently, ABL Tech is a small part of our business, providing mortality tracking services to four of the Company’s clients and generating approximately $49,000 in revenue per year. ABL Tech does not play a material role in the Company’s business and operations, and we currently do not have any material commitments for capital expenditures related to ABL Tech.
Traditionally, life insurance policies are owned by individuals to insure their lives. Consistent with our mission, we educate policyholders regarding the potential to sell their policies to investors, often at a significant premium to the current cash surrender value. As an alternative asset manager since 2004, we purchase life insurance policies from consumers seeking liquidity and actively manage these policies over time via trading, holding and/or servicing. To date, we have purchased over $5 billion in face value of policies and have helped thousands of clients maximize the value of their life insurance.
Over the past 20 years, the Company has built an institutionalized origination and portfolio management process that is supported by a 100+ person team, long-term relationships with over 70 institutional partners and approximately 30,000 financial advisors, and the ability to operate in 49 states. The Company complies with applicable privacy laws to maintain and protect the confidentiality of financial, health and medical information. Abacus is also proud to be a Better Business Bureau Accredited Business with an A+ rating.
As one of the leading buyers of life insurance policies in the United States for the last 20 years, we sit at the heart of the life settlements industry. We leverage our strong market position, highly efficient origination platform and proprietary technology to drive our revenue and profitability. The Company and its executive team have deep experience in the life settlement industry. Using this experience, the Company has established policies and guidelines with respect to its purchase of universal life, whole life and convertible term life insurance policies. These guidelines focus on the age and health of the insured, whether the insured is a man or a woman, the duration of the underlying life insurance policy, the expected mortality risk and face value of the underlying life insurance policy, the projected internal rate of return of the investment in the underlying life insurance policy after taking into account the cost of making continued premium payments, and the ultimate amount and timing of the death benefit of the underlying life insurance policy. The Company excludes making investments in life insurance policies based on certain types of the primary health impairment associated with the underlying insured to ensure that all policies are purchased in accordance with established industry standards and state law requirements. The Company’s guidelines are designed to allow the Company to target the life insurance policies that it believes have the most upside potential to generate attractive risk-adjusted returns to the Company through either its hold or trade portfolio. Currently, the Company principally invests in non-variable universal life insurance policies and retains the discretion to invest in whole life or convertible term life insurance policies.
Underwriting
Abacus’ origination guidelines focus on the age, gender and health of the insured, the duration, mortality risk and face value of the underlying life insurance policy, the projected internal rate of return of the investment in the underlying life insurance policy after taking into account the cost of making continued premium payments, and the ultimate amount and timing of the death benefit. These guidelines are designed to allow the Company to target the life insurance policies that it believes will generate attractive risk-adjusted returns. The Company invests primarily in non-variable universal life insurance policies.
Origination
Our proven policy origination process first locates policies and screens them for eligibility for a life settlement. This process includes verifying that the policy is in force, obtaining consents and disclosures and submitting cases for life expectancy estimates, which is a process known as origination services.
We generate fees on the policies we originate, which we source from three channels: (i) a large and growing network of financial advisors and agents, (ii) an ongoing direct-to-consumer marketing campaign and (iii) a number of traditional life settlements intermediaries that submit policies to us on behalf of a financial advisor, agent or other client.
Portfolio Management
Once identified, we utilize our proprietary “heat-map” technology platform to determine the initial risk and viability of policies. Thereafter, a purchased policy is “actively managed,” whereby we consistently monitor the policy risk to optimize revenue by choosing to either (x) trade the policy to a third-party institutional investor (i.e., receive a trade spread) or (y) hold the policy over time (i.e., pay premiums and receive payout). Additionally, we service policies on behalf of third parties for which we receive fee-based revenue based on a percentage of policy value. Our multi-faceted and dynamic revenue model is made possible by the fact that we sit at the heart of the entire life settlements industry.
Our revenue generation platform and economic model is best summarized below:
(1)Origination (fees paid as a percentage of face value of acquired policies)
(2)Active Management (realized spreads for traded policies and unrealized returns for held policies)
(3)Portfolio Servicing (fees paid as a percentage of total asset value)
We are currently a leader in the life settlements industry. The Company has approximately a 26% market share based on our 2023 capital invested/total industry capital invested and data compiled in a 2024 report by The Deal and Life Settlements Report, a U.S. life settlements industry news source. Data for the report was aggregated from each state based on 2023 annual reporting. We have a proven track record of growth and strong asset returns. Furthermore, we are currently operational in 49 states, which is a key differentiator in an industry with high barriers to entry given the significant regulatory requirements. Our business is supported by in excess of 125 employees and an innovative leadership team, with an average of over 20 years of experience in the industry.
Our outstanding operations and execution team are led by a seasoned management team. Jay Jackson (our CEO) has worked in the investment industry for over 25 years (including at a family office, major investment firms and alternative asset managers) and pioneered the origination process and trading platform for our firm. William McCauley (our CFO) has over 20 years of experience and has held Senior Finance positions for some of the largest insurance carriers (including Transamerica, MassMutual and John Hancock). In addition, we have three Managing Partners (Todd “Sean” McNealy, Kevin “Scott” Kirby and Matthew Ganovsky) who co-founded Abacus in 2004 and helped build the institutional and broker market for the entire industry. In summary, our leaders are innovators who have directly contributed to the development of the broader life settlements industry.
The Company, a Delaware corporation, was formed in 2020. We operate through our two principal subsidiaries, Abacus Settlements, LLC, which was formed as a New York limited liability company in 2004 (“Abacus Settlements”), and Longevity Market Assets, LLC, which was formed in 2017 as a Florida limited liability company (“LMA”). In 2016, Abacus Settlements became licensed in Florida as a life settlement broker and converted into a Florida limited liability company. Prior to the Business Combination, Abacus Settlements and LMA converted into Delaware limited liability companies. We are not an insurance company, are not licensed or regulated as an insurance company and therefore do not underwrite insurable risks for our own account.

Recent Developments
On July 18, 2024, the Company entered into an agreement to acquire Carlisle Management S.C.A. ("CMC") and Carlisle Investment Group S.A.R.L. ("CIG", and collectively with CMC, "Carlisle"), a Luxembourg-based investment manager in the life settlement space with approximately $2.0 billion in assets under management. As consideration for the acquisition, the Company will deliver $73.5 million in par value of its bonds and 9.3 million shares of the Company’s common stock, subject to closing adjustments and certain performance thresholds. The acquisition is expected to be completed in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including regulatory approvals.
The acquisition is considered "significant" for purposes of the SEC’s financial statement presentation rules, and certain financial information relating to CMC is presented in this prospectus. The Company does not present separate audited financial statements for CIG because CIG operates solely as the general partner of CMC, receiving cash distributions from CMC and distributing that cash to the owners of CIG; CIG's sole revenue would be eliminated if its financial statements were to be consolidated with CMC. In addition, after the completion of the transaction, the Company intends to dissolve CIG or otherwise combine it with CMC, so that CIG’s operations will not continue and there will be no continuity of CIG’s operations that took place before acquisition; the Company therefore does not consider CIG to be a business for purposes of the SEC’s financial statement presentation rules.

RISK FACTORS
You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement or any applicable free writing prospectus, under “Risk Factors” under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus, before making an investment decision. For more information, see “Information Incorporated by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:
•through one or more underwriters or dealers in a public offering and sale by them;
•through agents; and/or
•directly to one or more purchasers.
We may distribute the securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on The Nasdaq Stock Market LLC, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF COMMON STOCK
The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, or certificate of incorporation, and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”
General
We are authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share. As of October 18, 2024, there were 74,678,769 shares of our common stock outstanding. Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “ABL.”
The holders of our common stock are entitled to the following rights:
Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Dividends. The holders of our common stock are entitled to receive dividends if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock, if any.
Rights and Preferences. Holders of our common stock have no pre-emptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable. All of our outstanding shares of our common stock are, and the shares of our common stock to be issued in this offering will be, fully paid and nonassessable.
Exclusive Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Charter or Bylaws, or (d) any action asserting a claim asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; and subject to the preceding provisions of this Section 12.1, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Section 203 of the Delaware General Corporation Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder becomes an interested stockholder.
A business combination includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if (a) our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction, or (b) after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.
Holders of shares are entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the stockholders after payment of all liabilities. Holders of common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.
Certificate of Incorporation and Bylaw Provisions. See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK
We currently have authorized 1,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.
General
Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporation Law, or the DGCL, and our certificate of incorporation, to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. In addition, each series of preferred stock that we may offer will not have a restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.
The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•the title and stated value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;
•whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•the procedures for any auction and remarketing, if any, for the preferred stock;
•the provisions for a sinking fund, if any, for the preferred stock;
•the provisions for redemption, if applicable, of the preferred stock;
•any listing of the preferred stock on any securities exchange or market;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;
•the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•whether interests in the preferred stock will be represented by depositary shares;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.
Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Abacus, the preferred stock will rank:
•senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;
•on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and
•junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).
As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under the base indenture, dated November 10, 2023 between us and U.S. Bank Trust Company, National Association as trustee, as supplemented. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Abacus,” “we,” “our” or “us” refer to Abacus Life, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
Market Information for Debt Securities
Our 9.875% Fixed Rate Senior Notes due 2028 are currently listed on The Nasdaq Stock Market LLC under the symbol “ABLLL.”
On November 10, 2023, the Company issued 1,426,000 of its 9.875% Fixed Rate Senior Notes due 2028 for a total raise of $35,650,000 of the Fixed Rate Senior Notes. The net proceeds after related debt issue costs were used by the Company to repay the Company’s then-existing credit facility and for general corporate purposes. The Fixed Rate Senior Notes are based on a fixed interest rate of 9.875% that the Company began paying in quarterly interest payments on February 15, 2024, and will mature on November 15, 2028. The Company has the option to redeem the Fixed Rate Senior Notes in whole or in part at a price of 100% of the outstanding principal balance on or after November 15, 2027. The notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other senior unsecured indebtedness from time to time outstanding.
On February 15, 2024, the Company issued an additional 1,000,000 notes for a total raise of $25,000,000 as part of the previously issued Fixed Rate Senior Notes. The net proceeds, after related debt issue costs were used by the Company for general corporate purposes. The Fixed Rate Senior Notes are based on a fixed interest rate of 9.875% that the Company began paying in quarterly interest payments on May 15, 2024 and will mature on November 15, 2028.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 3.1) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 3.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title of the securities of the series (which shall distinguish the securities of the series from securities of any other series);

•any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the indenture;
•the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security (or one or more predecessor securities) is registered at the close of business on regular record date for such interest;
•the date or dates on which the principal (and premium, if any) of the securities of the series is payable;
•the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places in addition to the Borough of Manhattan, The City of New York, where the principal of and any premium and interest on securities of the series shall be payable;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, and the manner in which any election by the Company to redeem the securities shall be evidenced;
•any obligation we have to redeem or purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•if the amount of payments of principal of or any premium or interest on any securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;
•if other than the principal amount of the securities of the series, the portion of the principal amount of securities which shall be payable upon declaration of acceleration of its maturity;
•if the principal amount payable at the stated maturity of any securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose under the securities or the indenture, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
•whether the securities will be issued in the form of certified securities or global debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•any other covenant or warranty included for the benefit of securities of the series in addition to (and not inconsistent with) those included in the indenture for the benefit of securities of all series;
•any addition to, deletion from, or change in the Events of Default which applies to any securities of the series and any change in the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable pursuant to Section 5.2 of the indenture; and
•any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by Section 9.1(5)). (Section 3.1)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge shall be made for any registration of transfer or exchange of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of securities, other than exchanges pursuant to Section 3.4, 9.6, or 11.7 of the indenture not involving any transfer. (Section 3.5)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and we shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
(1)in case the Company shall consolidate with or merge into another person or convey, transfer, or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;
(2)immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
(3)the Company has delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent in the indenture provided for relating to such transaction have been complied with. (Section 8.1)
Events of Default
“Event of Default”, means any one of the following events:
(1)default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
(2)default in the payment of all or any part of the principal of (or premium, if any, on) the securities of that series at its maturity;
(3)default in the deposit of any sinking fund or analogous payment, when and as due by the terms of the securities of that series;
(4)default in the performance or breach of any covenant or warranty of the Company in the indenture (other than a covenant or warranty which has expressly been included in the indenture solely for the benefit of a series of securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(5)certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Abacus;
(6)any other Event of Default as provided in Section 3.1 of the indenture with respect to securities of that series. (Section 5.1)
The trustee shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless a responsible officer of the trustee shall have received written notice from the Company or a holder describing such Event of Default and stating that such notice is a notice of Event of Default. (Section 5.1)
If an Event of Default with respect to securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding securities may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal amount of all debt securities of that series, and upon any such declaration such principal amount shall become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 6.3(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.12)
No holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
(1)that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
(2)the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 5.7)
Notwithstanding any other provision in the indenture, the holder of any security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 5.8)
Upon any application to or request by the Company to the trustee to take any action under the indenture, the Company shall furnish to the trustee such certificates and opinions as may be required under the Trust Indenture Act. (Section 1.2) If a default occurs, the trustee shall give the holders of securities notice of such default known to it as and to the extent provided by the Trust Indenture Act. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 6.2)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated securities in addition to or in place of certified securities;
(3)to add guarantees with respect to debt securities of any series or secure debt securities of any series;
(4)to surrender any of our rights or powers under the indenture;
(5)to add covenants or events of default for the benefit of the holders of debt securities of any series;
(6)to make any change that does not adversely affect the rights of any holder of debt securities;
(7)to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

(8)to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;
(9)to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(10)to evidence the succession of another Person to the Company and assumption by the successor of the covenants of the Company; or
(11)to supplement any provision of the indenture to facilitate the Defeasance and discharge of securities; provided that action does not materially adversely affect the interests of the holders of debt securities of any series. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not enter into any supplemental indenture without the consent of the holders of each affected debt security then outstanding if that supplemental indenture will:
(1)reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
(2)reduce the rate of extend the time for payment of interest on any debt security;
(3)reduce the principal of or premium payable upon its redemption or change the fixed maturity of any debt security;
(4)reduce the principal amount of discount securities payable upon acceleration of maturity;
(5)make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
(6)reduce the percentage in principal amount of the outstanding securities, the consent of holders required for any supplemental indenture or the consent of holders required for any waiver of compliance with the provisions of or defaults under the indenture.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any debt securities of such series, or (2) in respect of a covenant or provision of the indenture which under Article IX of the indenture cannot be modified or amended without the consent of the holder of each outstanding security of such affected series. (Section 5.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). (13.2)
Covenant Defeasance. The Company shall be released from its obligations under any covenant applicable to such securities and the occurrence of any event specified in Section 5.1(4), Section 5.1(5) or(6) shall not be deemed to be or result in an Event of Default. (Section 13.3)

The conditions precedent to application of either defeasance or covenant defeasance to the outstanding securities of such series include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and (Section 13.4(1))
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 13.4(6))
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 1.12)
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. (Section 1.13)
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. (Section 1.16)

DESCRIPTION OF EQUITY WARRANTS
We may issue equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
Equity Warrants
The applicable prospectus supplement will describe the following terms of equity warrants offered:
•the title of the equity warrants;
•the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;
•the price or prices at which the equity warrants will be issued;
•if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;
•if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;
•if applicable, a discussion of any material Federal income tax considerations; and
•any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.
Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Market Information for Equity Warrants
The Company has a series of warrants outstanding (collectively the “Warrants”), which include: (i) warrants (the “Private Placement Warrants”) originally issued in connection with the Company’s initial public offering to purchase up to 7,120,000 shares of the Company’s common stock, issuable upon the exercise, at an exercise price of $11.50 per share; (ii) warrants issued in connection with the closing of the Business Combination to purchase up to 1,780,000 shares of our common stock issuable upon the exercise, at an exercise price of $11.50 per share; and (iii) warrants (the “Public Warrants”) issued in connection with the Company’s initial public offering to purchase up to 17,250,000 shares of common stock, at an exercise price of $11.50 per share, of the Public Warrants.
As of October 18, 2024, the Company has 16,654,140 Public Warrants outstanding. Each redeemable whole Public Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment as described in the warrant agreement. The Public Warrants represent a freestanding financial instrument traded on The Nasdaq Stock Market LLC under the symbol “ABLLW” and legally detachable and separately exercisable from the related underlying shares of the Company’s common stock. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Delaware Takeover Statute
We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Dissenters’ Right of Appraisal and Payment
Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates.
Forum Selection
The Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or employees, (iii) any claim against the

Company, its directors, officers or employees arising under its charter, bylaws or the DGCL or (iv) any claim against the Company, directors, officers or employees governed by the internal affairs doctrine. The Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the provisions of Article XII of the Charter shall not apply to any suits brought to enforce any liability or duty created by the Exchange Act, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Certificate of Incorporation and Bylaw Provisions
The Charter and the Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company’s board of directors, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give the Company’s board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors. The Charter provides that the Company’s board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Company’s board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Company’s board of directors.
Stockholder Action; Special Meetings of Stockholders. The Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Company capital stock would not be able to amend the Amended and Restated Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Charter and the Amended and Restated Bylaws. Further, the Charter provides that only the Chairman of the Company’s board of directors, a majority of the board of directors or the Chief Executive Officer of the Company may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Company capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. In addition, the Amended and Restated Bylaws includes an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of the Company’s board of directors, (b) otherwise properly brought before the meeting by the board of directors, or (c) otherwise properly brought before the meeting by any stockholder present in person (x) who was a stockholder of record entitled to vote at such annual meeting on the date on which notice of the meeting was given pursuant to the Amended and Restated Bylaws and on the record date for the determination of stockholders entitled vote at such meeting and (y) who complies with the notice procedures set forth in the Amended and Restated Bylaws, or properly makes such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder and complies with requirements of such rules for inclusion of the proposal in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide timely notice thereof in proper written form to the secretary and the proposed business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the

Secretary of the Company at the executive offices of the Company not later than close of business on the 90th day nor earlier than the opening of business on the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than close of business on the 120th day before the annual meeting or, if later, not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made.
Stockholders at an annual meeting or special meeting may only consider proposals or nominations “properly brought” before such meeting by the Company’s board of directors or stockholders pursuant to the requirements described above. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Charter or Bylaws. The Amended and Restated Bylaws may be amended or repealed by the affirmative vote of (a) a majority of the Company’s board of directors or (b) holders of a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class; provided, however, that, amendment or repeal of Article VIII of the Amended and Restated Bylaws, regarding indemnification of officers, directors and other persons, requires at least at least 66.7% of the voting power of all of the then outstanding shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this joint proxy statement/prospectus.
Introduction
Abacus and Carlisle are providing the following unaudited pro forma condensed combined financial information to aid stockholders in their analysis of the financial aspects of the merger. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.
The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the unaudited consolidated balance sheet of Abacus as of June 30, 2024 with the unaudited consolidated balance sheet of Carlisle as of June 30, 2024, giving effect to the merger as if it had been consummated on June 30, 2024.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited consolidated statement of operations of Abacus for the year ended December 31, 2023 with the audited consolidated statement of operations of Carlisle for the year ended December 31, 2023, giving effect to the merger as if it had been consummated on January 1, 2023.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 combines the unaudited consolidated statement of operations of Abacus for the six months ended June 30, 2024 with the unaudited consolidated statement of operations of Carlisle for the six months ended June 30, 2024, giving additional effect to the merger as if it had been consummated on January 1, 2023.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference this joint proxy statement/prospectus:
•The historical audited consolidated financial statements of Abacus as of and for the year ended December 31, 2023;
•The historical unaudited consolidated financial statements of Abacus as of and for the six months ended June 30, 2024;
•The historical audited financial statements of Carlisle as of and for the year ended December 31, 2023;
•The historical unaudited consolidated financial statements of Carlisle as of and for the six months ended June 30, 2024.
The historical financial statements of Carlisle have been prepared in accordance with Luxembourg legal and regulatory requirements (“Lux GAAP”) and in its presentation and reporting currency of EURO (“EUR”). The historical financial statements of Abacus have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. dollars (“USD”).
The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere or incorporated by reference into this joint proxy statement/prospectus.
Accounting for the Merger
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Abacus has been treated as the acquirer for accounting purposes, primarily due to Abacus holding majority voting interests in the Combined Company and Abacus issuing equity interests to effect the Merger. Thus, Abacus will account for the merger as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The assets and liabilities of Carlisle have been measured based on various preliminary estimates using assumptions that Abacus’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.
The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the merger, which is discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Carlisle by Abacus. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the merger been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.
The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by Abacus as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Carlisle’s historical financial information to Abacus’s significant accounting policies based on Abacus’s initial review and understanding of Carlisle’s summary of significant accounting policies from the date of the acquisition. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, Abacus has included certain reclassifications for consistency in the financial statement presentation. See Note 3 for more information.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the merger.
Carlisle and Abacus have not had any historical material relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2024

	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments		Combined Pro Formas
ASSETS		(A)	(A)
Current Assets:
Cash and Cash Equivalents	$91,323,829	$5,047,188		$(13,300,000)	(C)	$(11,799,715)	(E)	$321,271,302
				250,000,000	(D)
Equity securities, at fair value	4,008,225	—						4,008,225
Investments	—	4,875,018	289,709					5,164,727
Accounts receivable	1,616,676	19,549,119						21,165,795
Accounts receivable, related party	150,213	—						150,213
Due from affiliates	1,170,589	1,722,842						2,893,431
Other receivable	—	7,334,933						7,334,933
Income tax receivables	2,435,239	—						2,435,239
Prepaid expenses and other current assets	932,598	—						932,598
Total Current Assets	101,637,369	38,529,100	289,709	236,700,000		(11,799,715)		365,356,463
Property and equipment, net	692,273	—						692,273
Intangible assets, net	26,352,123	1,304,930		117,695,070	(B)			145,352,123
Goodwill	139,930,190	—		60,080,048	(B)			200,010,238
Operating right-of-use assets	2,108,034	—						2,108,034
Life settlement policies, at cost	1,140,497	—						1,140,497
Life settlement policies, at fair value	207,571,413	—						207,571,413
Available-for-sale securities, at fair value	1,165,575	—	93,826					1,259,401
Other investments, at cost	1,750,000	4,727,042						6,477,042
Other assets	1,507,431	—						1,507,431
Equity securities, at fair value	—	—						—
TOTAL ASSETS	$483,854,905	$44,561,072	$383,535	$414,475,118		$(11,799,715)		$931,474,915

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$—	$3,136,043						$3,136,043
Current portion of long-term debt, at fair value	17,589,514	2,194,843						19,784,357
Current portion of long-term debt, related party	28,170,326	—						28,170,326
Accrued expenses	2,176,515	—						2,176,515
Current operating lease liabilities	297,397	—						297,397
Due to affiliates	5,236	—						5,236
Line of credit	—	5,734,241						5,734,241
Contract liabilities, deposits on pending settlements	1,443,483	—						1,443,483
Accrued transaction costs	2,533,627	—						2,533,627
Income taxes payable	—	175,037	(340,256)					(165,219)
Other current liabilities	3,166,959	1,137,720						4,304,679
Total Current Liabilities	55,383,057	12,377,884	(340,256)	—		—		67,420,685
Long-Term debt, related party	11,799,715	—		79,864,888	(B)	(11,799,715)	(E)	79,864,888

Long-term debt, net	57,871,104	5,357,334					63,228,438
Long-term debt, at fair value, net	81,640,478	—					81,640,478
Long-term liabilities	—	5,313,508					5,313,508
Non-current operating lease liabilities	1,946,140	—					1,946,140
Deferred tax liability	12,001,423	—	95,653	24,715,965	(B)		36,813,041
Provisions for taxation	—	1,613,611					1,613,611
Warrant liability	6,363,500	—					6,363,500
TOTAL LIABILITIES	$227,005,417	$24,662,337	$(244,603)	$104,580,853		$(11,799,715)	$344,204,289

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY
Preferred stock	—	133,934		(133,934)	(B)		—
Class A common stock	7,548	—		930	(B)		10,978
				2,500	(D)
Treasury stock-at cost	(12,025,137)	—					(12,025,137)
Additional paid-in capital	303,237,878	—		93,092,070	(B)		646,327,448
				249,997,500	(D)
Retained earnings / (Accumulated deficit)	(34,514,318)	19,764,801	628,138	(19,764,801)	(B)		(47,186,180)
				(13,300,000)	(C)
Accumulated other comprehensive income	64,324	—					64,324
Noncontrolling interest	79,193	—					79,193
TOTAL EQUITY	256,849,488	19,898,735	628,138	309,894,265		—	587,270,626
TOTAL LIABILITIES AND EQUITY	$483,854,905	$44,561,072	$383,535	$414,475,118		$(11,799,715)	$931,474,915
Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2024

	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments		Combined Pro Formas
		(AA)	(AA)
Revenue:
Total Revenue	50,563,286	13,778,942						64,342,228
Cost of Revenue
Total cost of Sales (excluding depreciation and amortization stated below)	5,464,431	9,636						5,474,067
Operating expenses								—
Sales and marketing	4,482,745	—						4,482,745
General and Administrative (including stock-based compensation)	25,906,843	2,722,575						28,629,418
Loss on change in fair value of debt	3,912,090	—						3,912,090
Unrealized loss (gain) on investments	(802,484)	—	(109,631)					(912,115)
Realized gain on equity securities, at fair value	(856,744)	—						(856,744)
Depreciation and amortization expense	3,432,506	5,548,617	(31,827)	6,428,747	(BB)			15,378,043
Other external expenses	—	511,204						511,204
Other operating expenses	—	225,474						225,474
Operating income	36,074,956	9,007,870	(141,458)	6,428,747		—		51,370,115
Other income (expense)	9,023,899	4,761,436	141,458	(6,428,747)		—		7,498,046
(Loss) gain on change in fair value of warrant liability	279,460	—						279,460
Interest expense	(8,199,632)	(2,325,736)		(3,943,329)	(BB)	644,217	(DD)	(13,824,480)
Interest income	1,061,332	352,973						1,414,305
Other income (expense)	142,442	—						142,442
Total other (expense)	(6,716,398)	(1,972,763)	—	(3,943,329)		644,217		(11,988,273)
Net income before provision for income taxes	2,307,501	2,788,673	141,458	(10,372,076)		644,217		(4,490,227)
Income tax expense (benefit)	2,931,223	868,670	(307,936)	(2,178,136)	(CC)	135,286	(CC)	1,449,107
Net Income (loss)	(623,722)	1,920,003	449,394	(8,193,940)		508,931		(5,939,334)
Less: Net loss attributable to noncontrolling interest	(44,960)							(44,960)
Net income (loss) attributable to common stockholders	(578,762)	1,920,003	449,394	(8,193,940)		508,931		(5,894,374)

Earnings per Share:
Total Basic Earnings per Share	(0.01)							(0.06)
Total Dilutive Earnings per Share	(0.01)							(0.06)

Weighted Average Common Shares Outstanding
Basic	63,087,989							97,387,989
Dilutive	63,102,210							97,387,989
Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2023

	Abacus Historical	CARLISLE As Converted	Presentation Adjustments	Transaction Accounting Adjustments		Transaction Financing Adjustments		Combined Pro Formas
		(AA)	(AA)
Revenue:
Total Revenue	66,401,451	32,112,792						98,514,243
Cost of Revenue	—	—
Total cost of Sales (excluding depreciation and amortization stated below)	6,490,377	36,063						6,526,440
Operating expenses
Sales and marketing	4,905,747	—						4,905,747
General and Administrative (including stock-based compensation)	26,482,571	5,489,092	—	13,300,000	(EE)			45,271,663
Loss on change in fair value of debt	2,356,058	—						2,356,058
Unrealized loss (gain) on investments	(1,369,112)	—	302,123					(1,066,989)
Realized gain on equity securities, at fair value	3,409,928	—						3,409,928
Depreciation and amortization expense	—	665,397	(63,739)	13,191,773	(BB)			13,793,431
Other external expenses	—	13,386,335						13,386,335
Other operating expenses	—	417,918						417,918
Operating income	35,785,192	19,958,742	238,384	26,491,773		—		82,474,091
Other income (expense)	24,125,882	12,117,987	(238,384)	(26,491,773)		—		9,513,712
(Loss) gain on change in fair value of warrant liability	(4,204,360)	—						(4,204,360)
Interest expense	(9,866,821)	(4,783,494)		(7,886,658)	(BB)	(644,217)	(DD)	(23,181,190)
Interest income	594,764	31,768						626,532
Other income (expense)	(146,443)	—						(146,443)
Total other (expense)	(13,622,860)	(4,751,726)	—	(7,886,658)		(644,217)		(26,905,461)
Net income before provision for income taxes	10,503,022	7,366,261	(238,384)	(34,378,431)		(644,217)		(17,391,749)
Income tax expense (benefit)	1,468,535	1,031,354	(59,453)	(7,219,471)	(CC)	(135,286)	(CC)	(4,914,321)
Net Income (loss)	9,034,487	6,334,907	(178,931)	(27,158,960)		(508,931)		(12,477,428)
Less: Net loss attributable to noncontrolling interest	(482,139)	—						(482,139)
Net income (loss) attributable to common stockholders	9,516,626	6,334,907	(178,931)	(27,158,960)		(508,931)		(11,995,289)
Earnings per Share:
Total Basic Earnings per Share	0.17							(0.13)
Total Dilutive Earnings per Share	0.16							(0.13)

Weighted Average Common Shares Outstanding
Basic	56,951,414							91,251,414
Dilutive	57,767,898							91,251,414
Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The pro forma adjustments have been prepared as if the merger had been consummated on June 30, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the merger had been consummated on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, Carlisle’s assets and liabilities will be recorded at their respective fair values. Any difference between the purchase price for Carlisle and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.
The pro forma adjustments represent management’s estimates based on information available as of the date of this joint proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed.
One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.
Abacus has performed a preliminary review of Carlisle’s and Abacus’s accounting policies, and no material impacts are expected to be required as a result of the review performed.
2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:
(A)The historical financial statements of Abacus have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. Dollars. The historical financial statements of Carlisle have been prepared in accordance with Lux GAAP and in its presentation and reporting currency of EUR. Lux GAAP differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.
Certain reclassifications were required to align Carlisle’s accounting policies to those applied by Abacus. The adjustments required to convert Carlisle’s historical balance sheet from Lux GAAP to U.S. GAAP are detailed within the notes to their historical financial statements and are applied here as disclosed.
The financial statements of Carlisle have been translated into USD for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates:
•The period end exchange rate as of June 30, 2024 of USD 1.00 to EUR 0.9333 for the unaudited pro forma condensed combined balance sheet as of June 30, 2024;
•The average exchange rate for the period January 1, 2024 through June 30, 2024 of USD 1.00 to EUR 0.9253 for the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024;
•The average exchange rate for the period January 1, 2023 through December 31, 2023 of USD 1.00 to EUR 0.9240 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023.

(B)Reflects the purchase price allocation adjustments to record Carlisle’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (BB).
The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using the statutory tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.
The following is a preliminary estimate of the assets acquired and the liabilities assumed by Abacus in the merger, reconciled to the estimated purchase consideration (amounts in millions):

Net Assets Identified	Preliminary Estimate of Fair Value (millions)
Cash and cash equivalents	$5.0
Investments	4.9
Accounts receivable	19.5
Due from affiliates	1.7
Other receivable	7.3
Intangible assets(1)	119.0
Goodwill	60.1
Other investments, at cost	4.7
Accounts payable	(3.1)
Current portion of long-term debt, at fair value	(2.2)
Line of credit	(5.7)
Other current liabilities	(1.1)
Income taxes payable	(0.2)
Long-term debt, net	(5.4)
Long-term liabilities	(5.3)
Deferred tax liability	(24.7)
Provisions for taxation	(1.6)
Total Fair Value	173.0

Value Conveyed
Equity consideration(2)	93.1
Debt consideration	79.9
Total Purchase Consideration	$173.0

__________________
(1)The intangibles were primarily related to management fees of closed-end and open-end funds and performance fees of closed-end funds. The following is the breakdown of intangibles, including fair value and remaining useful life.

	Fair value	Remaining Useful Life(years)
Closed-End Funds - Management Fees	46.0	8
Closed-End Funds - Performance Fees	26.0	8
Open-Ended Funds - Management Fees	44.0	10
Trade Name	2.0	10
Internally Developed and Used Technology	1.0	5
Total Intangible assets	119.0
(2)Equity consideration was calculated as 9.3 million Abacus shares at a total value of $90.2 million.
(C)Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. No transaction costs had been incurred and accrued for on Abacus’s balance sheet as of June 30, 2024. The related income statement adjustment is reflected at adjustment (EE).
(D)Reflects adjustment to record the proceeds of $250.0 million from the issuance of 25.0 million shares of common stock at the price of $10.0 per share.
(E)Reflects the repayment the existing related party debt obligation of $11.8 million.
3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months ended June 30, 2024 and for the Year ended December 31, 2023
(AA)The historical financial statements of Abacus have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of U.S. Dollars. The historical financial statements of Carlisle have been prepared in accordance with Lux GAAP and in its presentation and reporting currency of EUR. Lux GAAP differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.
Certain reclassifications were required to align Carlisle’s accounting policies to those applied by Abacus. The adjustments required to convert Carlisle’s historical balance sheet from Lux GAAP to U.S. GAAP are detailed within the notes to their historical financial statements and are applied here as disclosed.
The financial statements of the Carlisle have been translated into USD for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates:
•The period end exchange rate as of June 30, 2024 of USD 1.00 to EUR 0.9333 for the unaudited pro forma condensed combined balance sheet as of June 30, 2024;
•The average exchange rate for the period January 1, 2024 through June 30, 2024 of USD 1.00 to EUR 0.9253 for the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024;
•The average exchange rate for the period January 1, 2023 through December 31, 2024 of USD 1.00 to EUR 0.9240 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023.

(BB)Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This includes the following impacts:
1)Amortization expense – Reflects an increase in amortization expense related to intangible assets, calculated based on the estimated remaining useful lives of the identified assets, which are noted at adjustment (A).
2)Interest expense – Reflects an increase in interest expense related to the debt consideration associated with the acquisition of Carlisle, calculated using a fixed interest rate of approximately 9.9%.
(CC)Reflects the tax impact of all pro forma adjustments for the six months ended June 30, 2024, and for the year ended December 31, 2023, calculated using a statutory rate of 21%.
(DD)Reflects the elimination of the historical interest expense incurred on the extinguished debt of Abacus’s existing related party debt.
(EE)Reflects nonrecurring expense related to estimated transaction costs in the amount of $13.3 million, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (C).
4. Unaudited Pro Forma Net Income Per Share
Unaudited pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period, assuming the merger occurred on January 1, 2023.

Pro forma net income per share—basic and diluted
(in thousands except share and per share amounts)
	For the Six Months Ended	For the Year Ended
	June 30, 2024	December 31, 2023
Numerator
Pro forma net income allocated to common stock - basic and diluted	(5,894,374)	(11,995,289)
Denominator
Pro forma weighted average shares of common stock outstanding - basic	97,387,989	91,251,414
Pro forma basic earnings per share	(0.06)	(0.13)
Pro forma weighted average shares of common stock outstanding - diluted	97,387,989	91,251,414
Pro forma diluted earnings per share	(0.06)	(0.13)

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements for Abacus Life, Inc. incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K, as amended, have been so included in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The financial statements for Abacus Settlements, LLC incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K, as amended, have been so included in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Carlisle Management Company S.C.A. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been included herein in reliance upon the report of KPMG Audit S.à r.l., independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We also maintain a website at https://abacuslife.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:
(a)Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on May 30, 2024, including any further amendment(s) filed for the purposes of updating such report;
(b)Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024;
(c)The description of our securities contained in Exhibit 4.14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024, 2024, including any further amendment or report filed for the purposes of updating such description;
(d)Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 13, 2024 and for the quarterly period ended June 30, 2024, filed with the SEC on August 12, 2024; and
(e)Our Current Reports on Form 8-K, filed with the SEC on January 9, 2024, February 15, 2024, March 21, 2024, June 13, 2024, June 14, 2024, June 24, 2024, July 18, 2024, and August 7, 2024.
Such documents are available through the SEC’s website on the Internet at http://www.sec.gov. These documents may also be accessed on our website at https://abacuslife.com/. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference by writing or telephoning us at the following address:
Abacus Life, Inc.
2101 Park Center Drive, Suite 200
Orlando, FL 32835
Attention: Abacus Life Investor Relations
investors@abacuslife.com
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Interim (Unaudited) Balance Sheet	F-20
Interim (Unaudited) Profit and Loss Account	F-22
Interim (Unaudited) Cash Flow Statement	F-23
Interim (Unaudited) Statement of Change in Capital and Reserves	F-24
Notes to the Interim (Unaudited) Accounts	F-25

Independent Auditors’ Report
To the Board of Managers of the General Partner of
Carlisle Management Company S.C.A.
9, rue Sainte Zithe
L-2763 Luxembourg
Report on the Audit of the Annual Accounts
Opinion
We have audited the accompanying annual accounts of Carlisle Management Company S.C.A. (the Company), which comprise the balance sheets as of December 31, 2023 and 2022, and the related profit and loss accounts, statements of changes in capital and reserves, and statements of cash flows for the years then ended, and the related notes, which as described in note 2 to the annual accounts, have been prepared on the basis of Luxembourg legal and regulatory requirements relating to the preparation and presentation of the annual accounts in Luxembourg.
In our opinion, the accompanying annual accounts present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with Luxembourg legal and regulatory requirements relating to the preparation and presentation of the annual accounts in Luxembourg.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the annual accounts section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matters
As discussed in Note 2 and 20, these annual accounts have been prepared by the Board of Managers of the General Partner in order to comply with the requirements of the U.S. Securities and Exchange Commission.
As discussed in Notes 2 and 20 to these annual accounts, the Board of Managers of the General Partner prepares its annual accounts in accordance with Luxembourg legal and regulatory requirements relating to the preparation and presentation of the annual accounts in Luxembourg which differ from the U.S. generally accepted accounting principles.
Our opinion is not modified with respect to these matters.
Responsibilities of the Board of Managers of the General Partner for the Annual Accounts
The Board of Managers of the General Partner is responsible for the preparation and fair presentation of annual accounts in accordance with Luxembourg legal and regulatory requirements relating to the preparation and presentation of the annual accounts in Luxembourg, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of annual accounts that are free from material misstatement, whether due to fraud or error.
In preparing the annual accounts, the Board of Managers of the General Partner is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the annual accounts are issued.

Auditors’ Responsibilities for the Audit of the Annual Accounts
Our objectives are to obtain reasonable assurance about whether the annual accounts as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the annual accounts.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the annual accounts, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the annual accounts.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances6, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the Board of Managers of the General Partner, as well as evaluate the overall presentation of the annual accounts.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG Audit S.à r.l.

City of Luxembourg

Luxembourg

October 18, 2024

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Balance sheet for the year ended 31 December 2023
(expressed in EUR)

ASSETS	Note	2023	2022
C. Fixed assets		6,123,364	4,528,651
I. Intangible assets
2. Concessions, patents, licenses, trademarks and similar rights and assets, if they were
a) acquired for valuable consideration and need to be amortized	3	1,689,145	88,343
II. Tangible assets
3. Other fixtures and fittings, tools and equipment	4	1,740	8,340
III. Financial assets	5
5. Investments held as fixed assets		4,432,479	4,431,968

D. Current assets		31,510,493	23,286,732
II. Debtors
1. Trade debtors
1. a) becoming due and payable within one year	6	6,235,561	5,737,070
1. b) becoming due and payable after more than one year	6	12,790,612	9,660,369
3. Amounts owed by undertakings with which the undertaking is linked by virtue of participating interests
3. a) becoming due and payable within one year	6	1,162,129	1,466
4. Other debtors
4. a) becoming due and payable within one year	6	5,136,813	1,602,056
III. Investments
3. Other investments	7	3,268,839	—

IV. Cash at bank and in hand	8	2,916,539	6,285,771

E. Prepayments		—	60,889

TOTAL ASSETS		37,633,857	27,876,272
The accompanying notes form an integral part of the annual accounts.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022

CAPITAL, RESERVES AND LIABILITIES	Note	2023	2022
A. Capital and reserves	9	16,794,995	11,433,261
I. Subscribed capital		125,000	125,000
IV. Reserves
1. Legal Reserve		12,500	12,500
4. Other reserves, including the fair value reserve
a) other available reserves		3,324,000	—
b) other non- available reserves		894,438	586,913
V. Profit or loss brought forward		6,585,602	4,111,099
VI. Profit or loss for the financial year		5,853,455	9,286,707
VII. Interim dividends		—	(2,688,958)

B. Provisions	10	2,130,093	1,958,606
2. Provisions for taxation		2,130,093	1,958,606

C. Creditors	11	18,708,768	14,484,405
1. Debenture loans
a) Convertible loans
i) becoming due and payable within one year		1,035,640	1,016,293
ii) becoming due and payable after more than one year		5,000,000	5,000,000
2. Amounts owed to credit institutions
a) becoming due and payable within one year		3,679,936	—
4. Trade creditors
4.a) becoming due and payable within one year		3,197,558	3,653,180
4.b) becoming due and payable after one year		4,850,656	3,614,255
8. Other creditors
a) Tax authorities		107,743	212,656
c) Other creditors
8.c) i) becoming due and payable within one year		837,235	988,021

TOTAL CAPITAL, RESERVES AND LIABILITIES		37,633,857	27,876,272
The accompanying notes form an integral part of the annual accounts.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Profit and loss account for the year ended 31 December 2023
(expressed in EUR)

PROFIT AND LOSS ACCOUNT	Note	2023	2022
1. Net turnover	12	29,672,220	35,437,661

5. Raw materials and consumables and other external expenses		(12,402,296)	(13,725,156)
a) Raw materials and consumables		(33,322)	(37,267)
b) Other external expenses	13	(12,368,974)	(13,687,889)

6. Staff costs	14	(5,071,921)	(6,000,783)
a) Wages and salaries		(4,802,991)	(5,731,814)
b) Social security costs
ii) other social security costs		(268,930)	(268,969)

7. Value adjustments		(614,827)	(75,272)
a) in respect of formation expenses and of tangible and intangible fixed assets		(614,827)	(75,272)

8. Other operating expenses	16	(386,156)	(297,658)

11. Other interest receivable and similar income		29,354	348,549
b) other interest and similar income		29,354	348,549

14. Interest payable and similar expenses		(4,419,948)	(4,541,006)
b) other interest and similar expenses		(4,419,948)	(4,541,006)

15. Tax on profit or loss	17	(866,182)	(1,275,622)

16. Profit or loss after taxation		5,940,244	9,870,713

17. Other taxes not shown under items 1 to 16		(86,789)	(584,006)

18. Profit or loss for the financial year		5,853,455	9,286,707
The accompanying notes form an integral part of the annual accounts.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Statement of cash flow for the year ended 31 December 2023
(expressed in EUR)

	2023	2022
Operating activities

Profit after tax	5,940,244	9,870,713

Working capital adjustment
Decrease/(increase) in trade and other receivables	(8,324,153)	(4,971,614)
Decrease/(increase) in prepayment	60,889	(60,889)
(Decrease)/increase in trade and other payables	525,080	58,352
Amortization and Depreciation	614,827	75,272
Other taxes paid	(86,789)	(584,006)
(Decrease)/increase in tax accrual	171,487	635,641

Net cash flow (used in) from operating activities	(1,098,415)	5,023,469

Investing activities

Acquisition of shares in funds	(17,832)	(2,554,649)
Disposal of shares in funds	17,321	2,550,205
Purchase of assets	(2,209,029)	—
Acquisition bonds portfolio	(3,268,839)	—

Net cash flow (used in) from investing activities	(5,478,379)	(4,444)

Financing activities
Dividend payments	(491,722)	(3,579,461)
(Decrease)/increase in interest payables	57,284	(166,146)
(Decrease)/increase in loan received	3,642,000

Net cash flow (used in) from financing activities	3,207,562	(3,745,607)

Net (decrease)/increase in cash and cash equivalents	(3,369,232)	1,273,418

Cash and cash equivalents at the beginning of the year	6,286,771	5,013,353

Cash and cash equivalents at the end of the year	2,917,539	6,286,771

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Statement of change in capital and reserves for the year ended 31 December 2023

	Share capital	Legal Reserve	Other Reserves	Profit or loss brought forward	Profit or loss for the financial year	Interim Dividends	Total
	EUR	EUR	EUR	EUR	EUR	EUR	EUR
As at 31 December 2022	125,000	12,500	586,913	4,111,099	9,286,707	(2,688,958)	11,433,261
Movements for the year	—	—	3,631,525	(3,631,525)	—	—	—
Allocation of prior year's result	—	—	—	9,286,707	(9,286,707)	—	—
Dividend 2022	—	—	—	(3,180,679)	—	—	(3,180,679)
Interim dividends 2022	—	—	—	—	—	2,688,958	2,688,958
Result of the year	—	—	—	—	5,853,455	—	5,853,455
As at 31 December 2023	125,000	12,500	4,218,438	6,585,602	5,853,455	—	16,794,995

	Share capital	Legal Reserve	Other Reserves	Profit or loss brought forward	Profit or loss for the financial year	Interim Dividends	Total
	EUR	EUR	EUR	EUR	EUR	EUR	EUR
As at 31 December 2021	125,000	12,500	434,788	1,779,397	5,445,207	(2,070,878)	5,726,014
Movements for the year	—	—	152,125	(152,125)	—	—	—
Allocation of prior year's result	—	—	—	5,445,207	(5,445,207)	—	—
Interim dividend 2021	—	—	—	(2,070,878)	—	2,070,878	—
Dividend 2021	—	—	—	(890,502)	—	—	(890,502)
Interim dividends 2022	—	—	—	—	—	(2,688,958)	(2,688,958)
Result of the year	—	—	—	—	9,286,707	—	9,286,707
As at 31 December 2022	125,000	12,500	586,913	4,111,099	9,286,707	(2,688,958)	11,433,261

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Notes to the Annual Accounts
Note 1: General information
Carlisle Management Company S.C.A. was incorporated on 30 December 2008 and organised under the laws of Luxembourg as a Société en commandite par actions for an unlimited period. The registered office of the Company is established in 9, rue Sainte Zithe, L-2763 Luxembourg.
The Company's financial year starts on 1 January and ends on 31 December of each year.
The General Partner of the Company is Carlisle Investment Group S. à r.l., domiciled in Luxembourg. The Company is a Management Company under Chapter 16 of the Law of December 17, 2010 (as amended) on Undertakings for Collective Investment. The purpose of the Company is the collective portfolio management of one or several Luxembourg specialized investment funds. The Company may undertake any activity in Luxembourg and abroad relating to the investment management, administration and marketing of the funds.
The Company is registered as an AIFM under the Alternative Investment Fund Managers law of July 12, 2013, as amended, and as such manages the following funds:
•Luxembourg Life Fund FCP SIF
•Long Term Growth Fund SICAV RAIF
•Luxembourg Life Fund II FCP RAIF
Note 2: Summary of significant accounting policies
2.1 Basis of preparation
The annual accounts have been prepared on a going concern basis and in accordance with Luxembourg legal and regulatory requirements under the historical cost convention. Accounting policies and valuation rules are, besides the ones laid down by the Law of 19 December 2002 (as amended), determined and applied by the General Partner.
The preparation of the annual accounts requires the use of certain critical accounting estimates. It also requires the General Partner to exercise its judgement in the process of applying the accounting policies. Changes in assumptions may have a significant impact on the annual accounts in the period in which the assumptions changed. Management believes that the underlying assumptions are appropriate and that the annual accounts therefore present the financial position and results fairly.
The amount allocated to the reserve for net wealth tax which were shown as available reserve in the balance sheet as at December 31, 2022 have been reclassified to non-available reserve to ensure the comparability with the figures as at December 31, 2023.
2.2 Additional statements and notes
Based on article 26 (1) of the Law of 19 December 2002 (as amended), the General Partner has chosen to include two other statements, the Cash flow statement and the Statement of changes in capital and reserves, as well as related notes and disclosures within these annual accounts. This also includes Note 20 “Principal differences and Reconciliation between Luxembourg legal and regulatory requirements (“Lux GAAP”) and United States Generally Accepted Accounting Principles (“U.S. GAAP”)” that has been prepared in order to comply with the guidance set out in Item 17 to the SEC's Form 20-F.
The layout and captions of Balance sheet and Profit and loss account are fully prescribed by legal requirements for Lux GAAP.
There are no other sources of comprehensive income.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
2.3 Statement of changes in capital and reserves
The Statement of changes in capital and reserves shows the movement of the Subscribed Capital as well as the Reserves for the Company regarding the years ending December 31, 2022 and December 31, 2023.
2.4 Cash Flow Statement
For the purpose of the statement of cash flows, cash and cash equivalents consist of cash and short-term deposits. The cash flows of the Company are prepared by using the indirect method.
2.5 Foreign currency translation
The Company's capital is expressed in EUR, rounded to the nearest EUR, and its accounting records are maintained in this currency.
Income and expenses expressed in currencies other than the reference currency are converted at the rate applicable on the transaction date.
Cash at bank and in hand is translated at the exchange rate effective at each reporting date and at the balance sheet date. Exchange losses and gains are recorded in the profit and loss account of the year.
Other assets and liabilities expressed in currencies other than EUR are translated into EUR at the exchange rate applicable on the acquisition date. At the balance sheet date, these assets remain recorded at historical exchange rates.
2.6 Intangible and tangible assets
Intangible and tangible assets are valued at purchase price including the expenses incidental thereto or at production cost, less cumulative depreciation amounts written off and value adjustments. These value adjustments are booked in case of permanent impairment in the value and are not continued if the reasons for which the value adjustments were made have ceased to apply. Amortisations are calculated on a straight-line basis over the estimated useful economic life.
2.7 Financial fixed assets
Shares in affiliated undertakings/participating interest/loan to these undertakings/securities held as fixed assets/other loans are valued at purchase price/nominal value (loans and claims) including the expenses incidental thereto.
In the case of durable depreciation in the value according to the General Partner, the value adjustments are made in respect of fixed assets, so that they are valued at the lowest figure to be attributed to them at the balance sheet date. These value adjustments are not continued if the reasons for which the value adjustments were made ceased to apply.
2.8 Debtors
Debts are valued at their nominal value. They are subject to value adjustments where their recovery is compromised. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.
2.9 Other investments
Listed bonds are valued at the market value on the acquisition date, brokerage fees and subsequently accrued interest are booked in the profit and loss account.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
2.10 Provisions
Provisions for taxation corresponding to the tax liability estimated by the Company for the financial years for which the tax return has not yet been filed are recorded under the caption "Provisions for taxation". The advance payments are shown in the assets of the balance sheet under the “Other debtors” item.
2.11 Creditors
Payables are recorded at their reimbursement value.
2.12 Deferred income
This liability includes income received during the accounting year that relates to a subsequent financial year.
2.13 Net turnover
Investment management and performance fees receivable are accrued on a monthly and quarterly basis and received monthly and quarterly in arrears respectively. Performance fees are accrued once the required hurdle rate has been achieved and will be received in line with the rules set out in the Private Placement Memorandum of the Funds.
Note 3: Intangible assets
Intangible assets consist of distribution rights and costs associated with projects that have a benefit to the Company for a period longer than one year which are capitalized and amortised as such.

	2023	2022
Gross book value - opening balance	430,492	430,492
Additions	2,209,029	—
Accumulated amortization - opening balance	(342,149)	(275,006)
Charge for the year	(608,227)	(67,143)
Accumulated amortization - closing balance	(950,376)	(342,149)

Net book value - opening balance	88,343	155,486

Net book value – closing balance	1,689,145	88,343
Intangible assets other than distribution rights are amortized over a period of 5 years which approximates their useful life, distribution rights are amortized over a period of 2.5 years which approximates their useful life.
The asset acquired during the period consisted of distribution rights held by a distributor.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Note 4: Tangible assets
Tangible assets include other fixtures, fittings, tools and equipment. The movements for the year are as follows:

	2023	2022
Gross book value - opening balance	96,599	96,599
Accumulated depreciation - opening balance	(88,259)	(80,130)
Charge of the year	(6,600)	(8,129)
Accumulated depreciation - closing balance	(94,859)	(88,259)
Net book value - opening balance	8,340	16,469
Net book value - closing balance	1,740	8,340
The Tangible assets are amortized over a period of 10 years which approximates their useful life.
Note 5: Financial fixed assets
The financial fixed assets include investments held in the following related investment funds:
▪Luxembourg Life Fund – Long Term Growth Fund 2021
▪Luxembourg Life Fund – Absolute Return Fund I
▪Luxembourg Life Fund II – Absolute Return Fund II
▪Luxembourg Life Fund II – Absolute Return Fund III
▪Luxembourg Life Fund II – Absolute Return Fund IV
The movements for Investment held as fixed assets for the year are as follows:

	2023	2022
Gross book value - opening balance	4,431,968	4,427,524
Additions	17,832	2,554,649
Disposals	(17,321)	(2,550,205)
Gross book value – closing balance	4,432,479	4,431,968
Impairment	—	—
Net book value - closing balance	4,432,479	4,431,968
As of 31 December 2023, the Board of Managers has concluded that the current decline in value in any individual investments is temporary in nature therefore no impairment was recorded. The estimated market value was EUR 4,462,168.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Note 6: Debtors

	2023	2022
Trade debtors	19,026,173	15,397,439
- Luxembourg Life Fund - Long Term Growth Fund	336,726	476,910
- Luxembourg Life Fund - Long Term Growth Fund 2021	2,692,971	1,952,191
- Long Term Growth Fund –compartment A	23,908	—
- Long Term Growth Fund – Air Life Fund II – Lux	24,482	—
- Luxembourg Life Fund - Absolute Return Fund I	11,716,531	8,534,770
- Luxembourg Life Fund II – Absolute Return Fund II	1,762,087	1,780,510
- Luxembourg Life Fund II – Absolute Return Fund III	2,387,694	2,500,392
- Luxembourg Life Fund II – Absolute Return Fund IV	81,774	61,915
- Others	—	90,751
Amounts owed by undertakings by virtue of participating interest	1,162,129	1,466
Other debtors	5,136,813	1,602,056
- Advances to Direct Tax Authorities (ACD)	1,316,632	1,590,048
- Shareholders advances	3,641,000	—
- Miscellaneous receivables	179,181	12,008
Total	25,325,115	17,000,961
The advances and loans granted to the shareholders of the Company amounted to EUR 3,641,000 as at 31 December 2023 (2022: nil) are shown in in the caption other debtors.
Receivable from tax authorities are composed of advance for Municipal Business Tax amounting to EUR 354,632 (2022 EUR 428,648) and advance for Corporate income tax amounting to EUR 962,000 (2022: 1,161,400).

31 December 2023 Trade debtors	Due within one year	Due after more than one year
- Luxembourg Life Fund - Long Term Growth Fund	336,726	—
- Luxembourg Life Fund - Long Term Growth Fund 2021	2,692,971	—
- Long Term Growth Fund Compartment A	23,908	—
- Long Term Growth Fund – Air Life Fund II – Lux	21,618	2,865
- Luxembourg Life Fund - Absolute Return Fund I	873,796	10,842,735
- Luxembourg Life Fund II – Absolute Return Fund II	807,327	954,760
- Luxembourg Life Fund II – Absolute Return Fund III	1,397,441	990,252
- Luxembourg Life Fund II – Absolute Return Fund IV	81,774	—
Total	6,235,561	12,790,612
The Company receives performance fees that are due from the closed end Funds when they are actually paid which is expected to be in more than one year. This amounted to EUR 12,790,612 (2022: EUR 9,660,369). This amount consisted of the full amount of Trade Debtors becoming due and payable after more than one year.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Note 6 Debtors (continued)

2022 Trade debtors	Due within one year	Due after more than one year
Luxembourg Life Fund - Long Term Growth Fund	476,910	—
Luxembourg Life Fund - Long Term Growth Fund 2021	1,952,191	—
Long Term Growth Fund - A	—	—
Long Term Growth Fund – Air Life Fund II – Lux	—	—
Luxembourg Life Fund - Absolute Return Fund I	885,489	7,649,281
Luxembourg Life Fund II – Absolute Return Fund II	831,715	948,795
Luxembourg Life Fund II – Absolute Return Fund III	1,510,137	990,255
Luxembourg Life Fund II – Absolute Return Fund IV	61,915	—
Other debtors	18,714	72,037
Total	5,737,070	9,660,369
Note 7: Other Investments
Other investments are composed of premium listed corporate bonds, accrued interest amounting to EUR 47,391 (2022: Nil) are shown in the caption Other debtors.
Note 8: Cash at Bank and in hand
This caption includes a guarantee amounting to EUR 114,595 (2022: 75,794) which is used as a rent deposit and considered restricted cash.
Note 9: Capital and Reserves
9.1 Subscribed Capital
As at 31 December 2023, 31 December 2022 and 1 January 2022
The share capital of the Company is set at one hundred twenty-five thousand euros (EUR 125,000) fully paid represented by:
–One thousand (1,000) General Partner’s Shares with a nominal value of (1) euro each which participate fully in the profits of the Company;
–One hundred eleven thousand four hundred ninety-seven (111,497) Ordinary Shares with a nominal value of one (1) euro each which participate fully in the profits of the Company;
–Three (3) Cumulative Preferred Shares with a nominal value of one (1) euro each which receive a cumulative preferred return in an amount determined by the General Partner; and
– Twelve thousand five hundred (12,500) Preferred Shares with a nominal value of one (1) euro each which receive a 16% share of gross revenues on an annual basis which is netted against with the receipts of the CoCo Bonds and participate 40% in the capital in the event of an Exit Event as governed by the Shareholders Agreement.
9.2 Legal Reserve
Under Luxembourg law, the Company is required to transfer 5% of its annual net profit to a reserve account from which no distribution must be made. This requirement is fully satisfied when the reserve has reached 10% of the Company’s subscribed Capital. The Company has met the required reserve.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
9.3 Other available reserve
The available reserve is composed of the cumulative preferred return payable to the holders of the Cumulative Preferred Shares.
Note 10: Provisions
Tax provisions are composed of Provisions for corporate income tax, provisions for municipal business tax and provision for net wealth tax.

	2023	2022
Tax provision 2022	1,266,619	691,987
Tax provision 2023	863,474	1,266,619
Total	2,130,093	1,958,606
Note 11: Creditors

	Within one year	After more than one year	2023	2022
Convertible debenture loans	1,035,640	5,000,000	6,035,640	6,016,293
Amounts owed to credit institutions	3,679,936	—	3,679,936	—
Trade creditors	3,242,983	4,850,656	8,093,639	7,267,435
Other creditors	791,810	—	791,810	988,021
Tax authorities	107,743	—	107,743	212,656
Total	8,858,112	9,850,656	18,708,768	14,484,405
11.1 Convertible debenture loans
The Company issued 5,000,000 (five million) contingent convertible debenture (“CoCo”) bonds with a par value of EUR 1 (one EUR) on 2 May 2019. The bonds have an interest rate equal to 16% (sixteen percent) of the gross revenues, payable on a quarterly basis and are in registered form. The first interest payment date was 31 March 2019. The maturity date falls twenty five (25) years after the first issue date. In case of Conversion Event triggered by an Exit, the holder will have five (5) Business Days upon receipt of a Conversion Notice to inform the Company in accordance with the provisions of clause 15 whether it wishes to exercise its right to convert to CoCo Bonds into the Conversion Shares or not. For the avoidance of doubt, the Holder will have no such option in any other Conversion Event. The CoCo Bonds are transferable only in accordance with the terms and subject to the conditions of the Shareholder Agreements. The CoCo Bonds constitute unsecured and subordinated obligations of the Company, ranking pari passu among themselves and pari passu with all other subordinated debts of the Company.
11.2 Amounts owed to credit institutions
Amounts owed to credit institutions consist in a short term loan amounting to EUR 3,642,000 (2022: EUR nil) and accrued interest thereon amounting to EUR 37,936 (2022: EUR nil). This loan is secured by the portfolio of bonds with a value of EUR 3,268,839 and EUR 526,250 cash deposit. The loan is a 3 month bearing interest at the market rates.
11.3 Other
Trade creditors consist mainly of amounts payable to suppliers and introducers of the Luxembourg Life Fund and Luxembourg Life Fund II and amount to EUR 8,093,639 (2022: EUR 7,267,435).
Other creditors consist mainly dividends payable.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Note 12: Net Turnover
Net turnover consists of revenue from management fees and performance fees

	2023	2022
Management Fees	26,294,468	28,359,399
Net change in Unrealised foreign exchange gain on Management Fees	—	3,006,587
Performance Fees	3,377,752	4,031,068
Net change in Unrealised foreign exchange gain on Performance Fees	—	15,483
Redemption Fees	—	3,603
Marketing Advisory Fees	—	21,521
Total	29,672,220	35,437,661
The Company receives management fees for the management of the Funds. The management fee is based on the Net Asset Value of the funds and varies from 0.25% to 2.00%.
Performance fees are calculated based on the performance of the individual share classes of the funds. A hurdle rate of 6% or 8% is used for the calculation of performance fees, depending on the specific fund.
Note 13: Other external expenses
Other external charges are presented as follows:

	2023	2022
Retrocessions fees	9,172,492	10,545,338
Net change in Unrealised foreign exchange loss on Retrocession fees	—	1,196,392
Commissions and professional fees	1,662,796	675,649
Other Charges	1,322,857	1,187,449
Audit fees	210,829	83,061
Total	12,368,974	13,687,889
The Company has entered into agreements with various parties to introduce new investors into the funds. The Company has agreed by way of agreement to share a portion of its management and performance fees with these introducers as retrocession fees.
Note 14: Staff
Staff costs are as follows:

	2023	2022
Salaries and wages	4,802,991	5,731,814
Social security on salaries and wages	247,263	248,535
Supplementary social security bonuses and others	21,667	20,434
Total	5,071,921	6,000,783
The average number of staff during the financial year is as follows:

Category	2023	2022
Employees	19	17
Management	3	3
Total	22	20

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Note 15: Emoluments granted to the members of the Management and Supervisory Bodies and commitments arising from or entered in respect of retirement pensions for former members of those bodies.
The emoluments paid to the members of the Management are included in the staff costs presented in the profit and loss account.
The emoluments granted to the members of the Supervisory Board amount to EUR 84,000 (2022: EUR 72,000) and are included in the external expenses in the profit and loss account.
There is no commitment arising from or entered in respect of retirement pensions for former members of Management and/ or Supervisory Board in that capacity of the Company.
Note 16: Other operating expenses
Other operating expenses are mainly composed of:

	2023	2022
Software Licenses	130,277	119,044
Non-Deductible VAT	256,350	178,614
Others	(471)	—
Total	386,156	297,658
Note 17: Tax on Profit or Loss
A provision of EUR 630,638 (2022: EUR 924,671) for Corporate Income Tax and EUR 232,837 (2022: EUR 341,948) for Municipal Business Tax was recorded during the year ended 31 December 2023.The applicable rates (statutory and effective) on the taxable profit are 18.19% (2022: 18.19%) for Corporate Income Tax and 6.75% (2022: 6.75%) for Municipal Business Tax.

	2023	2022
Corporate Income Tax (CIT)	630,638	924,671
Municipal Business Tax (MBT)	232,837	341,948
CIT and MBT from previous years	2,707	9,003
Total	866,182	1,275,622
Note 18: Related Party Transactions
On 2 May 2019, the Company issued the CoCo Bonds described in note 11.1, these bonds were subscribed by Carlisle Acquisition Vehicle LLC. The interest paid during the year amounted to EUR 4,216,835 (2022: EUR 4,541,006).
Due to this, on 13 March 2019, the Company entered into an introduction agreement and a marketing advisory agreement with a company (the “Related Distributor”) directly related to the Company’s main shareholder. The Related Distributor will receive retrocession fees and a marketing fees related to these investments into the Long Term Growth Fund, the Absolute Return Fund II, the Absolute Return Fund III, the Absolute Return Fund IV and Short-Term Monetization placed from this account.
Note 19: Subsequent event
During the year 2024, the shareholders of Carlisle Management entered into an agreement to sell 100% of the shares of the Company to Abacus Life, Inc. (“Abacus”) (NASDAQ: ABL), a leading buyer of life insurance policies and vertically integrated alternative asset manager specializing in specialty insurance products. The transaction will provide a myriad of potential opportunities and synergies that will be available to the funds managed by the Company, the Company, its shareholders, and employees. This transaction is subject to the approval by the CSSF.

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Note 20: Principal Differences and Reconciliation between Lux GAAP and U.S. GAAP
The following information is provided following the guidance set out in Item 17 to the SEC's Form 20-F, which establishes the requirements for reconciliations between another comprehensive basis of accounting and US GAAP. The item 17 reconciliation footnote starts with the Lux GAAP financial statements, which together with the subsequent application of consolidation principles and preparation of the cash flow statements are deemed to be a comprehensive basis of accounting.
The principal differences between Lux GAAP and U.S. GAAP that affect the profit and loss account and capital and reserves of the Company relate to the accounting treatment of the following items:
Fair value of available for sale debt securities
The Company accounts for its debt securities on a cost basis. Under U.S. GAAP, ASC 320 Investments—Debt Securities, investments where management does not have the positive intent and ability to hold the securities to maturity are accounted for on a fair value basis, and classified as Available for Sales (“AFS”) with fair value changes going through Other Comprehensive Income (“OCI”).
Fair value of investments in the funds
The Company accounts for its investments held in the Funds on a cost basis. Under U.S. GAAP, ASC 321 Investments — Equity Securities, these investments are accounted for under a fair value model using Net Asset Value (“NAV”) as a practical expedient with changes going through net income.
Capitalized reorganization costs
The Company accounts for its reorganization costs as intangible assets and are being amortized over a period of 5 years. Under US GAAP, ASC 350 Intangibles—Goodwill and Other, such expenses do not meet the criteria for capitalization and are expensed to the profit and loss as incurred.
Income taxes
Deferred tax assets and liabilities are recognized for tax effects of the other U.S. GAAP adjustments mentioned above.
All adjustments are shown on a gross basis, and the income tax impact has been captured under the Income taxes adjustment line.
Reconciliation of Lux GAAP to U.S. GAAP
A reconciliation of the reported Profit and Loss and Capital and Reserves to U.S. GAAP is presented in accordance with the format stated for Item 17 in Form 20-F.
The next tables illustrate the information required by Rule 3-05 and Item 17 of Form 20-F and is based on the explanation of differences between Lux GAAP and U.S. GAAP described previously:

Audited Annual Accounts
as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022
Reconciliation of Net Income

	2023	2022
	EUR	EUR
Profit or (Loss) Under Lux GAAP	5,853,455	9,286,707

Fair value of AFS debt securities:
Unrealized gain/(loss)	—	—
Fair value of investments in the funds:
Unrealized gain/(loss)	(279,162)	72,909
Capitalized reorganization costs:
Amortization expense reversal	58,895	58,895
Recognition of reorganization expenses	—	—
Income taxes:
Deferred tax effect of other US. GAAP adjustments:
Fair value of AFS debt securities	—	—
Fair value of investments in the funds	69,623	(18,184)
Capitalized reorganization costs	(14,688)	(14,688)

Profit or (Loss) Under U.S. GAAP	5,688,123	9,385,639
Reconciliation of Capital and Reserves

	2023	2022
	EUR	EUR
Capital and Reserves Under Lux GAAP	16,794,995	11,433,261

Fair value of AFS debt securities:
Unrealized gain/(loss)	69,646	—
Fair value of investments in the funds:
Unrealized gain/(loss)	168,949	448,111
Capitalized reorganization costs:
Amortization expense reversal	265,028	206,133
Recognition of reorganization expenses	(294,476)	(294,476)
Income taxes:
Deferred tax effect of other US. GAAP adjustments:
Fair value of AFS debt securities	(17,370)	—
Fair value of investments in the funds	(42,135)	(111,759)
Capitalized reorganization costs	7,344	22,033

Capital and Reserves Under U.S. GAAP	16,951,981	11,703,303

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Interim (Unaudited) Balance sheet as at 30 June 2024
(expressed in EUR)

ASSETS	Notes	30 June 2024	31 December 2023
C. Fixed assets	3	5,629,639	6,123,364
I. Intangible assets
2. Concessions, patents, licences, trademarks and similar rights and assets, if they were
a) acquired for valuable consideration and need to be amortized		1,217,891	1,689,479
II. Tangible assets
3. Other fixtures and fittings, tools and equipment	4	—	1,740
III. Financial assets
5. Investments held as fixed assets	5	4,411,748	4,432,234

D. Current assets		35,959,210	31,510,493
II. Debtors	6
1. Trade debtors
1. a) becoming due and payable within one year	6	5,454,700	6,235,561
1. b becoming due and payable after one year		12,790,494	12,790,612
3. Amounts owed by undertakings with which the undertaking is linked by virtue of participating interests
3. a) becoming due and payable within one year	6	1,607,928	1,162,129
4. Other debtors
4. a) becoming due and payable within one year	6	6,845,693	5,136,813
III. Investments
3. Other investments	7	4,549,854	3,268,839

IV. Cash at bank and in hand	8	4,710,541	2,916,539

E. Prepayments		—	—

TOTAL ASSETS		41,588,849	37,633,857
The notes form an integral part of the interim accounts

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023

CAPITAL, RESERVES AND LIABILITIES	Notes	30 June 2024	31 December 2023
A. Capital and reserves	9	18,571,489	16,794,995
I. Subscribed capital	9.1	125,000	125,000
IV. Reserves
1. Legal Reserve	9.2	12,500	12,500
4. Other reserves, including the fair value reserve
a) other available reserves	9.3	3,324,000	3,324,000
b) other non- available reserves		894,438	894,438
V. Profit or loss brought forward		12,439,058	6,585,602
VI. Profit or loss for the financial year		1,776,493	5,853,455

B. Provisions	10	1,505,983	2,130,093
2. Provisions for taxation		1,505,983	2,130,093

C. Creditors		21,511,376	18,708,768
1. Debenture loans
a) Convertible loans
i) becoming due and payable within one year	11.1	2,048,447	1,035,640
ii) becoming due and payable after more than one year	11.1	5,000,000	5,000,000
2. Amounts owed to credit institutions
a) becoming due and payable within one year	11.2	5,351,767	3,679,936

4. Trade creditors
4.a) becoming due and payable within one year	11.3	2,926,869	3,197,558
4.b) becoming due and payable after one year	11.3	4,959,097	4,850,656
8. Other creditors
a) Tax authorities	11.3	163,362	107,743
c) Other creditors
8.c)i) becoming due and payable within one year	11.3	1,061,834	837,235

TOTAL CAPITAL, RESERVES AND LIABILITIES		41,588,848	37,633,857
The notes form an integral part of the interim accounts

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Interim (Unaudited) Profit and loss account for the period ended 30 June 2024
(expressed in EUR)

INTERIM PROFIT AND LOSS ACCOUNT	Notes	30 June 2024	30 June 2023
1. Net turnover	12	12,749,036	16,669,793
5. Raw materials and consumables and other external expenses	13	(5,142,802)	(7,104,668)
a) Raw materials and consumables		(8,916)	(17,138)
b) Other external expenses		(5,133,886)	(7,087,530)
6. Staff costs	14	(2,519,076)	(3,321,554)
a) Wages and salaries		(2,386,732)	(3,184,425)
b) Social security costs
ii) other social security costs		(132,344)	(137,129)
7. Value adjustments	3-4	(472,994)	(140,781)
a) in respect of formation expenses and of tangible and intangible fixed assets		(472,994)	(140,781)
8. Other operating expenses	16	(208,621)	(174,394)
11. Other interest receivable and similar income		326,590	(112,658)
b) other interest and similar income		326,590	(112,658)
14. Interest payable and similar expenses		(2,151,899)	(2,131,221)
b) other interest and similar expenses		(2,151,899)	(2,131,221)
15. Tax on profit or loss	17	(779,741)	(667,707)
16. Profit or loss after taxation		1,800,493	3,016,810
17. Other taxes not shown under items 1 to 16	17	(24,000)	—
18. Profit or loss for the financial year		1,776,493	3,016,810
The notes form an integral part of the interim accounts

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Interim (Unaudited) cash flow statement for the period ended 30 June 2024
(expressed in EUR)

	30 June 2024	30 June 2023
Operating activities

Profit after tax	1,800,493	3,016,810

Working capital adjustment
Decrease/(increase) in trade and other receivables	(1,373,700)	(5,071,106)
Decrease/(increase) in prepayment	—	(22,894)
(Decrease)/increase in trade and other payables	117,971	1,172,153
Amortizations and depreciations	472,994	140,781
Other tax paid	(24,000)	—
(Decrease)/increase in tax accrual	(624,110)	(26,988)

Net cash flow (used in) from operating activities	369,648	(791,243)

Investing activities

Acquisition of shares in funds	—	—
Disposal of shares in funds	20,731	—
Impairment	—	(265)
Purchase of assets	—	(2,209,029)
Acquisition bonds portfolio	(1,281,015)	(2,278,766)

Net cash flow (used in) from investing activities	(1,260,284)	(4,488,060)

Financing activities

(Decrease)/increase in interest payables	1,060,638	33,748
(Decrease)/increase in loan received	1,624,000	2,480,011

Net cash flow (used in) from financing activities	2,684,638	2,513,759

Net (decrease)/increase in cash and cash equivalents	1,794,002	(2,765,544)

Cash and cash equivalents at the beginning of the year	2,916,539	6,285,771

Cash and cash equivalents at the end of the year	4,710,541	3,520,227

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Interim (Unaudited) statement of capital and reserves for the period ended 30 June 2024
(expressed in EUR)

	Share capital	Legal Reserve	Other Reserves	Profit or loss brought forward	Profit or loss for the financial period	Interim Dividends	Total
	EUR	EUR	EUR	EUR	EUR	EUR	EUR
As at 31 December 2023	125,000	12,500	4,218,438	6,585,603	5,853,455	—	16,794,996
Movements for the year	—	—	—	5,853,455	(5,853,455)	—	—
Allocation of prior year's result	—	—	—	—	—	—	—
Result of the period	—	—	—	—	1,776,493	—	1,776,493
(As at 30 June 2024	125,000	12,500	4,218,438	12,439,058	1,776,493	—	18,571,489

	Share capital	Legal Reserve	Other Reserves	Profit or loss brought forward	Profit or loss for the financial period	Interim Dividends	Total
	EUR	EUR	EUR	EUR	EUR	EUR	EUR
As at 31 December 2022	125,000	12,500	586,913	4,111,099	9,286,707	(2,688,958)	11,433,261
Movements for the year	—	—	—	—	—	—	—
Allocation of prior year's result	—	—	—	9,286,707	(9,286,707)	—	—
Result of the period	—	—	—	—	3,016,810	—	3,016,810
As at 30 June 2023	125,000	12,500	586,913	13,397,806	3,016,810	(2,688,956)	14,450,071

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Notes to the Interim (Unaudited) Accounts
Note 1: General information
Carlisle Management Company S.C.A. was incorporated on 30 December 2008 and organised under the laws of Luxembourg as a Société en commandite par actions for an unlimited period. The registered office of the Company is established in 9, rue Sainte Zithe, L-2763 Luxembourg.
The Company's financial year starts on 1 January and ends on 31 December of each year.
The General Partner of the Company is Carlisle Investment Group S. à r.l., domiciled in Luxembourg. The Company is a Management Company under Chapter 16 of the Law of December 17, 2010 (as amended) on Undertakings for Collective Investment. The purpose of the Company is the collective portfolio management of one or several Luxembourg specialized investment funds. The Company may undertake any activity in Luxembourg and abroad relating to the investment management, administration and marketing of the funds.
The Company is registered as an AIFM under the Alternative Investment Fund Managers law of July 12, 2013, as amended, and as such manages the following funds:
•Luxembourg Life Fund FCP SIF
•Long Term Growth Fund SICAV RAIF
•Luxembourg Life Fund II FCP RAIF
Note 2: Summary of significant accounting policies
2.1 Basis of preparation
The annual accounts have been prepared on a going concern basis and in accordance with Luxembourg legal and regulatory requirements under the historical cost convention. Accounting policies and valuation rules are, besides the ones laid down by the Law of 19 December 2002 (as amended), determined and applied by the General Partner.
The preparation of the annual accounts requires the use of certain critical accounting estimates. It also requires the General Partner to exercise its judgement in the process of applying the accounting policies. Changes in assumptions may have a significant impact on the annual accounts in the period in which the assumptions changed. Management believes that the underlying assumptions are appropriate and that the annual accounts therefore present the financial position and results fairly.
The amount allocated to the reserve for net wealth tax which were shown as available reserve in the balance sheet as at December 31, 2022 have been reclassified to non-available reserve to ensure the comparability with the figures as at December 31, 2023.
2.2 Additional statements and notes
Based on article 26 (1) of the Law of 19 December 2002 (as amended), the General Partner has chosen to include two other statements, the Cash flow statement and the Statement of changes in capital and reserves, as well as related notes and disclosures within these interim accounts. This also includes Note 20 “Principal differences and Reconciliation between Luxembourg legal and regulatory requirements (“Lux GAAP”) and United States Generally Accepted Accounting Principles (“U.S. GAAP”)” that has been prepared in order to comply with the guidance set out in Item 17 to the SEC's Form 20-F.
The layout and captions of Balance sheet and Profit and loss account are fully prescribed by legal requirements for Lux GAAP.
There are no other sources of comprehensive income.

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
2.3 Statement of changes in capital and reserves
The Statement of changes in capital and reserves shows the movement of the Subscribed Capital as well as the Reserves for the Company regarding the years ending December 31, 2022 and December 31, 2023.
2.4 Cash Flow Statement
For the purpose of the statement of cash flows, cash and cash equivalents consist of cash and short-term deposits. The cash flows of the Company are prepared by using the indirect method.
2.5 Foreign currency translation
The Company's capital is expressed in EUR, rounded to the nearest EUR, and its accounting records are maintained in this currency.
Income and expenses expressed in currencies other than the reference currency are converted at the rate applicable on the transaction date.
Cash at bank and in hand is translated at the exchange rate effective at each reporting date and at the balance sheet date. Exchange losses and gains are recorded in the profit and loss account of the year.
Other assets and liabilities expressed in currencies other than EUR are translated into EUR at the exchange rate applicable on the acquisition date. At the balance sheet date, these assets remain recorded at historical exchange rates.
2.6 Intangible and tangible assets
Intangible and tangible assets are valued at purchase price including the expenses incidental thereto or at production cost, less cumulative depreciation amounts written off and value adjustments. These value adjustments are booked in case of permanent impairment in the value and are not continued if the reasons for which the value adjustments were made have ceased to apply. Amortisations are calculated on a straight-line basis over the estimated useful economic life.
2.7 Financial fixed assets
Shares in affiliated undertakings/participating interest/loan to these undertakings/securities held as fixed assets/other loans are valued at purchase price/nominal value (loans and claims) including the expenses incidental thereto.
In the case of durable depreciation in the value according to the General Partner, the value adjustments are made in respect of fixed assets, so that they are valued at the lowest figure to be attributed to them at the balance sheet date. These value adjustments are not continued if the reasons for which the value adjustments were made ceased to apply.
2.8 Debtors
Debts are valued at their nominal value. They are subject to value adjustments where their recovery is compromised. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.
2.9 Other investments
Listed bonds are valued at the market value on the acquisition date, brokerage fees and subsequently accrued interest are booked in the profit and loss account.

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
2.10 Provisions
Provisions for taxation corresponding to the tax liability estimated by the Company for the financial years for which the tax return has not yet been filed are recorded under the caption "Provisions for taxation". The advance payments are shown in the assets of the balance sheet under the “Other debtors” item.
2.11 Creditors
Payables are recorded at their reimbursement value.
2.12 Deferred income
This liability includes income received during the accounting year that relates to a subsequent financial year.
2.13 Net turnover
Investment management and performance fees receivable are accrued on a monthly and quarterly basis and received monthly and quarterly in arrears respectively. Performance fees are accrued once the required hurdle rate has been achieved and will be received in line with the rules set out in the Private Placement Memorandum of the Funds.
Note 3: Intangible assets
Intangible assets consist of costs associated with projects that have a benefit to the Company for a period longer than one year which are capitalized and amortised as such.

	30 June 2024	31 December 2023
Gross book value - opening balance	2,639,521	430,492
Additions	—	2,209,029
Accumulated amortization - opening balance	(950,376)	(342,149)
Charge for the period	(471,254)	(608,227)
Accumulated amortization- closing balance	(1,421,630)	(950,376)
Net book value - opening balance	2,160,398	88,843
Net book value – closing balance	1,217,891	1,689,145
Intangible assets other than distribution rights are amortized over a period of 5 years which approximates their useful life, distribution rights are amortized over a period of 2.5 years which approximates their useful life.
The asset acquired during the year 2023 consisted in the actual value distribution rights held by a distributor.
Note 4: Tangible assets
Tangible assets include other fixtures, fittings, tools and equipment. The movements for the period are as follows:

	30 June 2024	31 December 2023
Gross book value – opening balance	96,599	96,599
Accumulated depreciation – opening balance	(94,859)	(88,259)
Charge for the period	(1,740)	(6,600)
Accumulated depreciation – closing balance	(96,599)	(94,859)
Net book value – opening balance	1,740	8,340
Net book value – closing balance	—	1,740

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
The Tangible assets are amortized over a period of 10 years which approximates their useful life.
Note 5: Financial fixed assets
The financial fixed assets include investments held in the following related investment funds:
–Luxembourg Life Fund – Long Term Growth Fund 2021
–Luxembourg Life Fund – Absolute Return Fund I
–Luxembourg Life Fund II – Absolute Return Fund II
–Luxembourg Life Fund II – Absolute Return Fund III
–Luxembourg Life Fund II – Absolute Return Fund IV
The movements for Investment held as fixed assets for the period are as follows:

	30 June 2024	31 December 2023
Gross book value - opening balance	4,432,479	4,431,968
Additions	—	17,832
Disposals	(20,396)	(17,321)
Gross book value – closing balance	4,412,083	4,431,968
Impairment	(334)	—
Net book value closing balance	4,411,749	4,432,479
Note 6: Debtors

	30 June 2024	31 December 2023
Trades debtors	18,245,193	19,026,173
- Luxembourg Life Fund - Long Term Growth Fund	312,179	336,726
- Luxembourg Life Fund - Long Term Growth Fund 2021	1,695,869	2,692,971
- Long Term Growth Fund –compartment A	15,066	23,908
- Long Term Growth Fund – Air Life Fund II – Lux	5,443	24,482
- Luxembourg Life Fund - Absolute Return Fund I	11,939,780	11,716,531
- Luxembourg Life Fund II – Absolute Return Fund II	1,792,084	1,762,087
- Luxembourg Life Fund II – Absolute Return Fund III	2,397,979	2,837,694
- Luxembourg Life Fund II – Absolute Return Fund IV	86,793	81,774
- Others	—	—

Amounts owed by undertakings by virtue of participating interest	1,607,928	1,162,129
Other debtors	6,845,693	5,136,813
- Advances to Direct Tax Authorities (ACD)	1,267,250	1,316,632
- Shareholders advances	5,265,000	3,641,000
- Miscellaneous receivables	313,443	179,181
Total	26,698,814	25,325,115
The advances and loans granted to the shareholders of the Company amounted to EUR 5,265,000 (2023 EUR 3,641,000) are shown in in the caption other debtors.

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Receivables from tax authorities are composed of advance for Municipal Business Tax amounting to EUR 376,700 (2023 EUR 354,632) and advances for Corporate income tax amounting to EUR 890,550 (2023 EUR 962,000).

	Due within one year	After more than one year
30 June 2024 Trade debtors
- Luxembourg Life Fund - Long Term Growth Fund	312,179	—
- Luxembourg Life Fund - Long Term Growth Fund 2021	1,695,869	—
- Long Term Growth Fund Compartment A	15,066	—
- Long Term Growth Fund – Air Life Fund II – Lux	2,696	2,747
- Luxembourg Life Fund - Absolute Return Fund I	1,097,045	10,842,735
- Luxembourg Life Fund II – Absolute Return Fund II	837,324	954,760
- Luxembourg Life Fund II – Absolute Return Fund III	1,407,727	990,252
- Luxembourg Life Fund II – Absolute Return Fund IV	86,793	—
Total	5,454,700	12,790,494

	Due within one year	After more than one year
31 December 2023 Trade debtors
- Luxembourg Life Fund - Long Term Growth Fund	336,726	—
- Luxembourg Life Fund - Long Term Growth Fund 2021	2,692,971	—
- Long Term Growth Fund - A	23,908	—
- Long Term Growth Fund – Air Life Fund II – Lux	21,618	2,865
- Luxembourg Life Fund - Absolute Return Fund I	873,796	10,842,735
- Luxembourg Life Fund II – Absolute Return Fund II	807,327	954,760
- Luxembourg Life Fund II – Absolute Return Fund III	1,397,441	990,252
- Luxembourg Life Fund II – Absolute Return Fund IV	81,774	—
Total	6,235,561	12,790,612
The Company receives performance fees that are due from the closed end Funds when they are actually paid which is expected to be in more than one year. This amounted to EUR 12,790,494 (20223 EUR 12,787,747). This amount consisted of the full amount of Trade Debtors becoming due and payable after more than one year.
Note 7: Other investments
Other investments are composed of premium listed corporate bonds, accrued interest amounting to EUR 78,498 are shown in the caption Other debtors.
Note 8: Cash at Bank and in hand
This caption includes a guarantee amounting to EUR 114,595 which is used as a rent deposit and considered as restricted cash.
Note 9: Capital and Reserves
9.1 Subscribed Capital
As at 30 June 2024 and 31 December 2023,

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
The share capital of the Company is set at one hundred twenty-five thousand euros (EUR 125,000) fully paid represented by:
–One thousand (1,000) General Partner’s Shares with a nominal value of (1) euro each which participate fully in the profits of the Company;
–One hundred eleven thousand four hundred ninety-seven (111,497) Ordinary Shares with a nominal value of one (1) euro each which participate fully in the profits of the Company;
–Three (3) Cumulative Preferred Shares with a nominal value of one (1) euro each which receive a cumulative preferred return in an amount determined by the General Partner; and
– Twelve thousand five hundred (12,500) Preferred Shares with a nominal value of one (1) euro each.
9.2 Legal Reserve
Under Luxembourg law, the Company is required to transfer 5% of its annual net profit to a reserve account from which no distribution must be made. This requirement is fully satisfied when the reserve has reached 10% of the Company’s subscribed Capital. The Company has met the required reserve.
9.3 Other available reserve
The available reserve is composed of the cumulative preferred return payable to the holders of the Cumulative Preferred Shares.
Note 10: Provisions
Tax provisions are composed of Provisions for corporate income tax, provisions for municipal business tax and provision for net wealth tax.

30 June 2024
Tax provision 2023	863,475
Tax provision Q2 2024	642,508
1,505,983

31 December 2023
Tax provision 2022	1,266,619
Tax provision 2023	864,474
Total	2,130,093
Note 11: Creditors

	Within one year	After more than one year	30 June 2024
Convertible debenture loans	2,048,447	5,000,000	7,048,447
Amounts owed to credit institutions	5,351,767	—	5,351,767
Trade creditors	2,926,869	4,959,097	7,885,966
Other creditors	1,061,834	—	1,061,834
Tax authorities	163,362	—	163,362
Total	11,552,279	9,959,097	21,511,376

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023

	Within one year	After more than one year	31 December 2023
Convertible debenture loans	1,035,640	5,000,000	6,035,640
Amounts owed to credit institutions	3,679,936	—	3,679,936
Trade creditors	3,197,558	4,850,656	8,048,214
Other creditors	837,235	—	791,810
Tax authorities	107,743	—	107,743
Total	8,858,112	9,850,656	18,708,768
11.1 Convertible debenture loans
The Company issued 5,000,000 (five million) contingent convertible debenture (“CoCo”) bonds with a par value of EUR 1 (one EUR) on 2 May 2019. The bonds have an interest rate equal to 16% (sixteen percent) of the gross revenues, payable on a quarterly basis and are in registered form. The first interest payments date was 31 March 2019. The maturity date is falling twenty five (25) years after the first issue date. In case of Conversion Event triggered by an Exit, the holder will have five (5) Business Days upon receipt of a Conversion Notice to inform the Company in accordance with the provisions of clause 15 whether it wishes to exercise its right to convert to CoCo Bonds into the Conversion Shares or not. For the avoidance of doubt, the Holder will have no such option in any other Conversion Event. The CoCo Bonds are transferable only in accordance with the terms and subject to the conditions of the Shareholder Agreements. The CoCo Bonds constitute unsecured and subordinated obligations of the Company, ranking pari passu among themselves and pari passu with all other subordinated debts of the Company.
11.2 Amounts owed to credit institutions
Amounts owed to credit institutions consist of short term loan amounting to EUR 5,266,000 (2023 EUR 3,642,000) and accrued interest thereon amounting to EUR 85,767. This loan is secured by the portfolio of bonds with a value of EUR 4,161,604 (2023 EUR 3,268,839) and EUR 1,400,000 cash deposit (2023 EUR 526,250). The loan is a 3 months bearing interest at the market rates.
11.3 Other
Trade creditors consist mainly of amounts payable to suppliers and introducers of the Luxembourg Life Fund and Luxembourg Life Fund II.
Other creditors consist mainly dividends payable.
Note 12: Net Turnover
The net turnover consists of revenue from management fees and performance fees

	30 June 2024	30 June 2023
Management Fees	12,710,413	13,292,041
Performance Fees	38,623	3,377,752
Total	12,749,036	16,669,793
The Company receives management fees for the management of the Funds. The management fee is based on the Net Asset Value of the funds and varies from 0.25% to 2.00%.
Performance fees are calculated based on the performance of the individual share classes of the funds. A hurdle rate of 6% or 8% is used for the calculation of performance fees, depending on the specific fund.

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Note 13: Other external expenses
Other external charges are presented as follows:

	30 June 2024	30 June 2023
Retrocessions fees	3,719,167	5,640,990
Commissions and professional fees	654,460	482,906
Other Charges	677,248	897,766
Audit fees	82,960	65,868
Total	5,133,836	7,087,530
The Company has entered into agreements with various parties to introduce new investors into the funds. The Company has agreed by way of agreement to share a portion of its management and performance fees with these introducers as retrocession fees.
Note 14: Staff
Staff costs are as follows:

	30 June 2024	30 June 2023
Salaries and wages	2,386,732	3,184,425
Social security on salaries and wages	132,344	137,129
Total	2,159,076	3,321,554
Note 15: Emoluments granted to the members of the Management and Supervisory Bodies and commitments arising from or entered in respect of retirement pensions for former members of those bodies.
The emoluments paid to the members of the Management are included in the staff costs presented in the profit and loss account.
The emoluments granted to the members of the Supervisory Board amount to EUR 24,000 and are included in the external expenses in the profit and loss account.
There is no commitment arising from or entered in respect of retirement pensions for former members of Management and/ or Supervisory Board in that capacity of the Company.
Note 16: Other operating expenses
Other operating expenses are mainly composed of:

	30 June 2024	30 June 2023
Software Licenses	43,275	37,388
Non-Deductible VAT	165,344	137,006

Total	208,619	174,394
Note 17: Tax on Profit or Loss
A provision of EUR 469,476 for Corporate Income Tax and EUR 173,033 for Municipal Business Tax was recorded during the period ended 30 June 2024 (2023 EUR 665,000).

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Note 18: Related Party Transactions
On 2 May 2019, the Company issued the CoCo Bonds described in note 11.1, these bonds were subscribed by Carlisle Acquisition Vehicle LLC. The interest paid during the period amounted to EUR 2,025,160 (2023 4,216,835).
Due to this, on 13 March 2019, the Company entered into an introduction agreement and a marketing advisory agreement with a company (the “Related Distributor”) directly related to the Company’s main shareholder. The Related Distributor will receive retrocession fees and a marketing fees related to these investments into the Long Term Growth Fund, the Absolute Return Fund II, the Absolute Return Fund III, the Absolute Return Fund IV and Short-Term Monetization placed from this account.
Note 19: Subsequent event
In July 2024, the shareholders of Carlisle Management entered into an agreement to sell 100% of the shares of the Company to Abacus Life, Inc. (“Abacus”) (NASDAQ: ABL), a leading buyer of life insurance policies and vertically integrated alternative asset manager specializing in specialty insurance products. The transaction will provide a myriad of potential opportunities and synergies that will be available to the funds managed by the Company, the Company, its shareholders, and employees. This transaction is subject to the approval by the CSSF.
Note 20: Principal differences and Reconciliation between Luxembourg legal and regulatory requirements (“Lux GAAP”) and United States Generally Accepted Accounting Principles (“U.S. GAAP”)
The following information is provided following the guidance set out in Item 17 to the SEC's Form 20-F, which establishes the requirements for reconciliations between another comprehensive basis of accounting and US GAAP. The item 17 reconciliation footnote starts with the Lux GAAP financial statements, which together with the subsequent application of consolidation principles and preparation of the cash flow statements are deemed to be a comprehensive basis of accounting.
The principal differences between Lux GAAP and U.S. GAAP that affect the profit and loss account and capital and reserves of the Company relate to the accounting treatment of the following items:
Fair value of available for sale debt securities
The Company accounts for its debt securities on a cost basis. Under U.S. GAAP, ASC 320 Investments—Debt Securities, investments where management does not have the positive intent and ability to hold the securities to maturity are accounted for on a fair value basis, and classified as Available for Sales (“AFS”) with fair value changes going through Other Comprehensive Income (“OCI”).
Fair value of investments in the funds
The Company accounts for its investments held in the Funds on a cost basis. Under U.S. GAAP, ASC 321 Investments — Equity Securities, these investments are accounted for under a fair value model using Net Asset Value (“NAV”) as a practical expedient with changes going through net income.
Capitalized reorganization costs
The Company accounts for its reorganization costs as intangible assets and are being amortized over a period of 5 years. Under US GAAP, ASC 350 Intangibles—Goodwill and Other, such expenses do not meet the criteria for capitalization and are expensed to the profit and loss as incurred.
Income taxes
Deferred tax assets and liabilities are recognized for the tax effects of the other U.S. GAAP adjustments mentioned above.

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
The Company recognizes income tax expense during an interim period based on estimated payments made. Under U.S. GAAP, ASC 740-270, Income Taxes – Interim Reporting, income tax expense during an interim period is generally estimated using an estimated annual effective income tax rate.
All adjustments are shown on a gross basis, and the income tax impact has been captured under the Income taxes adjustment line.
Reconciliation of Lux GAAP to U.S. GAAP
A reconciliation of the reported Profit and Loss and Capital and Reserves to U.S. GAAP is presented in accordance with the format stated for Item 17 in Form 20-F.
The next tables illustrate the information required by Rule 3-05 and Item 17 of Form 20-F and is based on the explanation of differences between Lux GAAP and U.S. GAAP described previously:
Reconciliation of Net Income

	30 June 2024	30 June 2023
	EUR	EUR
Profit or (Loss) Under Lux GAAP	1,776,493	3,016,810

Fair value of AFS debt securities:
Unrealized gain/(loss)	—	—
Fair value of investments in the funds:
Unrealized gain/(loss)	101,437	(194,219)
Capitalized reorganization costs:
Amortization expense reversal	29,448	29,448
Recognition of reorganization expenses	—	—
Income taxes:
Deferred tax effect of other US. GAAP adjustments:
Fair value of AFS debt securities	—	—
Fair value of investments in the funds	(25,298)	48,438
Capitalized reorganization costs	(7,344)	(7,344)
Interim income tax expense adjustment	317,561	198,688

Profit or (Loss) Under U.S. GAAP	2,192,297	3,091,821

Unaudited Interim Accounts
for the six months ended June 30, 2024 and 2023
Reconciliation of Capital and Reserves

	30 June 2024	31 December 2023
	EUR	EUR
Capital and Reserves Under Lux GAAP	18,571,489	16,794,995

Fair value of AFS debt securities:
Unrealized gain/(loss)	87,568	69,646
Fair value of investments in the funds:
Unrealized gain/(loss)	270,385	168,949
Capitalized reorganization costs:
Amortization expense reversal	294,476	265,028
Recognition of reorganization expenses	(294,476)	(294,476)
Income taxes:
Deferred tax effect of other US. GAAP adjustments:
Fair value of AFS debt securities	(21,839)	(17,370)
Fair value of investments in the funds	(67,434)	(42,135)
Capitalized reorganization costs	—	7,344
Interim income tax expense adjustment	317,561	—

Capital and Reserves Under U.S. GAAP	19,157,730	16,951,981